ASSIGNMENT, ACCEPTANCE OF ASSIGNMENT

                                       AND

                         CONSENT TO ASSIGNMENT OF LEASE


            This Assignment, Acceptance of Assignment and Consent to Assignment of Lease is made this 21st day of November, 1997 between ROXBURY CINEMA INC., a New Jersey corporation whose principal office is located at 21 Sunset Strip, Roxbury Mall, Succasunna, New Jersey 07876 and (hereinafter referred to as the "Assignor"), and CCC Succasunna Cinema Corp., a corporation organized and existing under the laws of Delaware, whose principal office is located at 7 Waverly Place, Madison, New Jersey 17940 (hereinafter collectively referred to as the "Assignee").

                                   WITNESSETH:

            WHEREAS, Assignor entered into a Lease with FIRST ROXBURY COMPANY, dated May 24, 1989, which Lease was modified by Lease Modification Agreement dated May 2, 1990 between Roxville Associates, as successor Landlord, and ROXBURY CINEMA INC., and further modified by Second Lease Modification Agreement dated December 20, 1994 between Roxville Associates, and ROXBURY CINEMA INC., a true copy of each is annexed hereto (hereinafter, collectively, the "Lease Agreement"); and

            WHEREAS, the Assignor wishes to assign to Assignee all of its right, title and interest under and pursuant to the Lease Agreement; and

            WHEREAS, the Assignee wishes to accept this Assignment of Lease as of November 21st, 1997, and agrees to assume, perform and abide by all of the terms, provisions and obligations of Assignor under the Lease Agreement; and

            WHEREAS, Roxville Associates (hereinafter the "Landlord") hereby consents to assignment of the Lease Agreement to the Assignee on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the Assignor and Assignee hereby agree as follows:

            1. Assignor hereby assigns all of its right, title and interest under and pursuant to the Lease Agreement from and after November 21st, 1997 to Assignee, and its respective successors and/or assigns.

            2. Assignee hereby accepts this Assignment of Lease, and agrees from and after November 21st, 1997 to assume, perform and abide by all of the terms, provisions and obligations of the Assignor under the Lease Agreement.

            3. Assignor shall be relieved from liability for the payment of rent and the performance of all obligations and covenants under and pursuant to the Lease Agreement from and after the date of this Assignment, Acceptance of Assignment and Consent to Assignment of Lease.

            4. This Assignment and Acceptance of Assignment of Lease shall be binding upon the parties hereto and their respective heirs, successors and assigns.

            5. This Assignment and Acceptance of Assignment of Lease shall not be modified or amended without the written consent of the parties hereto and the Landlord.



            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year hereinabove first written.


ATTEST:                                   ROXBURY CINEMA INC., Assignor



/s/ Seth Ferman                           By: /s/ John Nelson
--------------------------                    ----------------------------
Seth Ferman, Secretary                        John Nelson, President


ATTEST:                                   CCC Succasunna Cinema Corp., Inc.
                                          Assignee


/s/ S. H. Mayo                            By: /s/ A. Dale Mayo
--------------------------                    ----------------------------
S. H. Mayo, Secretary                          A. Dale Mayo, President



                              CONSENT TO ASSIGNMENT

Roxville Associates hereby consents to the assignment of the Lease Agreement to the above-named Assignee on the express understanding and condition that the Assignor shall not be relieved from liability for the payment of the rent and the performance of all obligations and covenants provided in the Lease Agreement, and that no further assignment or sub-lease of any part of the devised premises shall be made without the prior written consent of the undersigned Landlord.


WITNESS:                                  LANDLORD:


                                          Roxville Associates


/s/ Illegible                           By: /s/ Salvatore A. Davino
--------------------------                 ----------------------------
                                           Salvatore A. Davino

     =====================================================================

                             FIRST ROXBURY COMPANY,

                                                Landlord


                                       TO


                               ROXBURY CINEMA INC.

                                                Tenant


                                      LEASE





                          Premises: Cinema Ten Theater
                                       at
            21 Sunset Strip, Roxbury Mall, Succasunna, New Jersey


     =====================================================================

                                TABLE OF CONTENTS


1.    Premises                                                       Page 1
2.    Condition and Preparation of Premises                          Page 1
3.    Certificate of Occupancy                                       Page 2
4.    Term                                                           Page 2
5.    Rent                                                           Page 3
6.    Real Estate Taxes                                              Page 3
7.    Common Areas Charge for Operating Costs                        Page 4
8.    Additional Rent                                                Page 5
9.    Deleted Prior To Execution                                     Page 6
10.   Use Clause                                                     Page 6
11.   Utilities                                                      Page 6
12.   Insurance                                                      Page 6
13.   Indemnity                                                      Page 7
14.   Cleanliness                                                    Page 7
15.   Broken Glass                                                   Page 7
16.   Repairs and Replacements                                       Page 7
17.   Alterations:  Trade Fixtures                                   Page 8
18.   Damage:  Acts of God                                           Page 8
19.   Subordination                                                  Page 9
20.   Quiet Enjoyment                                                Page 9
21.   Access                                                         Page 9
22.   Condemnation                                                   Page 10
23.   Assignment                                                     Page 10
24.   Surrender                                                      Page 11
25.   Default                                                        Page 11
26.   Deleted Prior To Execution                                     Page 11
27.   Notice on Default                                              Page 11
28.   Remedies on Default                                            Page 12
29.   Certificate of Lease Status                                    Page 13
30.   Landlord's Lien                                                Page 13
31.   Signs                                                          Page 14
32.   Parking and Maintenance of Parking Areas                       Page 14

33.   Compliance with Mortgage Requirements                          Page 14
34.   Rules and Regulations                                          Page 14
35.   Headings                                                       Page 14
36.   Compliance with Laws                                           Page 14
37.   Force Majeure                                                  Page 15
38.   Performance of Tenant's Obligations                            Page 15
39.   Waiver                                                         Page 15
40.   Execution                                                      Page 15
41.   Commission                                                     Page 15
42.   Additional Remedies                                            Page 15
43.   Notices                                                        Page 15
44.   Binding Effect                                                 Page 16
45.   Severability                                                   Page 16
46.   Supercession                                                   Page 16
47.   Definition and Liability of Landlord                           Page 16
48.   ECRA Compliance                                                Page 17
49.   Restrictive Covenant                                           Page 17
50.   Lease Conditional                                              Page 17
51.   Alteration Fund                                                Page 18
52.   Construction Conditions                                        Page 19
53.   Percentage Rent                                                Page 21
54.   Renewal Options                                                Page 22

                                 LEASE AGREEMENT


      THIS AGREEMENT, made this 24th day of May, 1989 between FIRST ROXBURY COMPANY, with a principal office at 241-A Millburn Avenue, Millburn, New Jersey 07041, hereinafter referred to as "LANDLORD", and ROXBURY CINEMA INC., with a principal office at 21 Sunset Strip, Roxbury Mall, Succasunna, New Jersey 07876, hereinafter referred to as "TENANT".

      WITNESS THAT:

      1. PREMISES. The Landlord demises unto the Tenant and the Tenant leases from the Landlord, for the term and upon the terms and conditions hereinafter set forth certain premises consisting of (a) the premises currently under lease by Tenant (the "EXISTING PREMISES") pursuant to that certain lease dated June 28, 1985 by and between Landlord and Tenant (the "EXISTING LEASE") consisting of approximately 12,388 square feet and (b) a piece of vacant land immediately adjacent to the Existing Premises as shown on Exhibit B annexed hereto (the "ADDITIONAL PREMISES") upon which Tenant intends to construct an addition containing approximately an additional 11,478 square feet (the "ADDITION") (the Existing Premises and Additional Premises are hereinafter collectively referred to as "PREMISES", or "LEASED PREMISES", or "DEMISED PREMISES"). The Demised Premises are located in a shopping center (hereinafter referred to as "SHOPPING CENTER") shown by cross-hatching on Exhibit A, attached hereto and made a part hereof. The lease of the Demised Premises to Tenant hereunder shall include the right to the non-exclusive use, in common with other facilities designed for common use, as may be installed by Landlord, and of such other facilities as may be provided or designated from time to time by the Landlord for the common use of tenants in the Shopping Center and "Landlord's Property" (as hereinafter defined), subject to the terms and conditions of this Lease.

      2.    CONDITION   AND   PREPARATION   OF  PREMISES.   (a)  The  Landlord
warrants that it is the owner of the tract of land shown on Exhibit A, hereinafter referred to as the "LANDLORD'S PROPERTY".

            (b) The Tenant has examined the Demised Premises, and accepts them in their present condition (except as otherwise expressly provided herein) and without any representation on the part of the Landlord or its agents as to the present or future condition of said Premises except that Landlord represents to Tenant that water, sewer, electricity and gas are available to points within the Demised Premises in quantities sufficient for the construction of the Addition and use and operation of the Addition and Existing Premises for the purposes contemplated hereby. In the event Tenant shall require access to areas outside the Demised Premises for the purposes of obtaining, making or expanding connections to existing systems (whether public or private) furnishing water, sewer, electrical or gas service to the Demised Premises, then Landlord hereby grants Tenant permission and right over Landlord's Property for the purpose of obtaining, making or expanding connections to such systems and Tenant shall be permitted to take such material and equipment onto Landlord's Property and perform such work and/or excavations thereto as may be required. Landlord represents that the Demised Premises are zoned for the operation of a theatre comprising at least 23,866 square feet, provided that Tenant complies with the Site Plan dated December 1, 1987 by EI Associates (Drawing No. 11101), and the resolution approving said Site Plan approved March 1, 1988 (the "Resolution") by the Board of Adjustment of the Township of Roxbury for the construction of the Addition. Landlord agrees to perform, at such reasonable time as requested by Tenant, the paving and fence work required under the Resolution at Landlord's expense.

            (c) On the Commencement Date, as defined hereafter, the Tenant shall proceed with due diligence to construct the Addition and install such stock, fixtures, and equipment and perform such other work necessary or appropriate to prepare the Demised Premises for the opening of business.

            (d) The Tenant shall have the right to run electric wires or make such other installations in the Leased Premises and Landlord's Property as may be necessary to effect a successful operation in the Leased Premises, provided that the Tenant has such electric wires or other installations approved by the Board of Fire Underwriters to the extent required by legal or insurance requirements, the cost thereof to be borne by the Tenant and Tenant further agrees at its expense to repair any damage to Landlord's Property as a result of such installations and the maintenance and repair thereof.

            (e) The conditions of the rights granted to Tenant  pursuant to this
Section 2 shall be as follows:

                  (i) Landlord shall not be responsible or liable to Tenant in any manner whatsoever for any loss, damage, destruction or disappearance of any of the aforesaid items unless caused by the wilfull or negligent acts or omissions of Landlord;

                  (ii)  Tenant  shall  have  procured  liability   insurance  as
            required hereinafter, pursuant to Section 12A hereto;

                 (iii) Tenant shall have the right to remove all equipment and stock in the event the Lease rental never commences and upon the expiration or termination of the term of this Lease.

      3. CERTIFICATE OF OCCUPANCY. The Tenant covenants and agrees that the Premises, when ready for occupancy, will comply with all municipal, state and county rules and regulations, and agrees to procure a Certificate of Occupancy (temporary or permanent), if required, issued by the municipality upon the completion of the Demised Premises and prior to the operation of the Additional Premises for business by the Tenant. If a temporary certificate is issued to the Tenant, then the Tenant shall procure a permanent certificate prior to the expiration of the temporary certificate, as same may be extended. To the extent required, Landlord shall cooperate with Tenant to obtain the certificates of occupancy required hereunder, including the execution of applications and affidavits, provided that Landlord shall not incur any liability or expense in connection therewith unless Landlord shall agree to be responsible therefor or Tenant agrees to reimburse Landlord therefor.

      4. TERM. Provided the contingencies set forth in Section 50 of this Lease are satisfied, the term of this Lease shall commence on the date Tenant shall obtain an unconditional building permit for the construction of the Addition (hereinafter referred to as the "COMMENCEMENT DATE"), and shall end (unless sooner terminated as hereinafter provided) at midnight on December 31 of the thirtieth (30th) "Lease Year" after the "Rental Commencement Date" (as such quoted terms hereinafter defined). Tenant's obligation to pay the rents reserved hereunder shall not commence until the earlier of (a) two (2) years following the Commencement Date or (b) the date that Tenant shall occupy the entire Demised Premises (including the Addition) for the conduct of and be open for its business (which earlier date is hereinafter referred to as the "RENTAL COMMENCEMENT DATE"). Tenant shall be permitted to enter upon, measure, perform tests and prepare the Additional Premises for the construction of the Addition prior to the Commencement Date subject to all the terms, covenants and conditions of this Lease except the covenant to pay the rents reserved hereunder.


      Landlord and Tenant hereby acknowledge that Tenant is presently occupying the Existing Premises under a lease by and between Roxbury Associates (Landlord's predecessor-in-interest) and Tenant dated June 28, 1985 as same may have thereafter been amended, modified, restated and/or superceded (collectively, the "PRIOR LEASE"). Notwithstanding anything contained in this lease or in the Prior Lease to the contrary, Landlord and Tenant covenant and agree that as of the Commencement Date, the Prior Lease shall be superceded by this Lease and thereafter the rights of Landlord and Tenant relating to the Demised Premises shall be governed by the terms of this Lease, except that Tenant shall continue to pay the rents reserved under the Prior Lease to Landlord until the Rent Commencement Date hereunder.

      The term "LEASE YEAR" as used herein shall mean January 1 to December 31 of each calendar year occurring after the Rental Commencement Date. In the event the Rental Commencement Date shall occur on or before June 30 of any calendar year, then: (i) the first (1st) Lease Year shall be deemed to be the calendar year in which the Rental Commencement Date shall occur; (ii) the "Percentage Rent" (as defined in Section 53 hereof) shall be based on annual gross sales of $1,400,000.00 prorated based on the number of days remaining in such calendar year from the Rental Commencement Date to December 31 of such calendar year; and
(iii) the second (2nd) Lease Year shall commence on January 1 of the immediately succeeding calendar year. In the event the Rental Commencement Date shall occur after June 30 of any calendar year (the "SHORT YEAR"), then: (i) the first (1st) Lease Year shall be deemed to commence on January 1 of the immediately succeeding calendar year; (ii) the Percentage Rent payable for the Short Year shall be based on annual gross sales of $1,400,000.00 prorated based on the number of days remaining in such calendar year from the Rental Commencement Date to December 31 of such calendar year; (iii) the term of this Lease shall expire on December 31 of the thirtieth (30th) Lease Year and (iv) the fixed rent payable for the Short Year shall be at the rate of $147,000.00 per year ($12,250.00 per month).

      5. RENT. TO HAVE AND TO HOLD the same for a term of thirty (30) years as described in Section 4 ("Term").

            (a) Commencing with the Rental Commencement Date, Tenant agrees to pay as fixed minimum annual rent for the Leased Premises during the term of this Lease, the following sums:

                             Lease Year        Annually        Monthly
                           ----------------  --------------  -------------

                                 1-5          $147,000.00     $12,250.00
                                 6-10          154,350.00      12,862.50
                                 11-15         162,067.50      13,505.62
                                 16-20         170,170.87      14,180.91
                                 21-25         178,679.41      14,889.95
                                 26-30         186,563.38      15,546.95

The fixed minimum rent shall be payable in equal monthly installments on the first of each month. All such monthly installments of the fixed minimum annual rent shall be payable to the Landlord, in advance subject to no offset or deductions of any kind or nature whatsoever (except as otherwise provided in this Lease), without previous notice or demand therefor, with the first monthly installment to be due and payable upon the Rental Commencement Date and each subsequent monthly installment to be due and payable on the first day of each and every month following the first month after the Rental Commencement Date. If the Rental Commencement Date is a date other than the first day of a month, rent for the period commencing with and including the Rental Commencement Date until the first day of the following month shall be prorated based on the number of days in such month.

            (b) Except as otherwise provided herein, in addition to the fixed minimum annual net rent, Tenant shall pay all other charges provided for hereunder, without previous notice or demand therefor, and in a manner and upon the conditions herein set forth, all other charges of any kind or nature attributable to the Premises, except as specifically set forth herein, it being the intention of the parties that the rent payable to Landlord hereunder shall be absolutely net. Landlord shall have no expense attributable to the operation and maintenance of the Premises (except as specifically reserved by the Landlord in this Lease), except payment of its own mortgage costs and except as otherwise provided herein.

      6. REAL ESTATE TAXES AND OTHER GOVERNMENTAL CHARGES. Tenant shall pay as additional rent its pro rata share of any and all real estate taxes and assessments, municipal water and sewer charges and other governmental levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind or nature whatsoever, which are or may be assessed or imposed upon the Shopping

Center which constitutes Block 45, Lots 23.3 on the Tax Map of the Township of Roxbury, or which may become payable at any time during the term of this Lease. Tenant's pro rata share shall be deemed to be that fraction whose numerator is the total square footage of Tenant's Demised Premises and whose denominator is the total square feet of leasable space in the Shopping Center as the same may increase or decrease. The Shopping Center after the construction of the Addition will contain 60,493 total square feet of leasable space. For the purposes of this Article 6, Tenant's pro rata share shall currently be 39.45% which has been computed by divided 23,866, the total leasable square foot area of the Leased Premises after completion of the Addition, by 60,493, the total leasable square foot area of the Shopping Center after construction of the Addition. Except as hereinafter specifically provided with respect to Tenant's construction of the Addition, Tenant shall not be obligated to pay for any increases in real estate taxes and assessments or other governmental levies and charges to the extent the same result from any additions or expansions of the Shopping Center. In the event any assessment shall be assessed or imposed which may be payable in installments, the same shall be included in Taxes in any year based on the maximum permitted deferral of such assessment and only to the extent such installments may be payable during the term of this Lease.

            (a) Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate, inheritance, succession, capital levy or transfer or sales tax of the landlord, or any income, profits or revenue tax or any other tax assessment, charge or levy upon the rent payable by Tenant hereunder; provided, however, that if at any time during the term of this Lease or any renewal thereof, a tax in lieu of or in total or partial substitution for the real estate tax, whether a tax on rents or otherwise, shall be assessed against the Landlord or upon the rent as a substitution in whole or in part for real estate taxes assessed on the land and building, such substituted tax shall be deemed to be included in the calculation of the amount required to be paid by the Tenant hereunder as if the Shopping Center were the sole asset of Landlord and the rental derived therefrom were Landlord's only income. Tenant shall pay 100% of the taxes resulting from any additional assessment imposed upon the Leased Premises and payable during the course of construction attributable to Tenant construction of the Addition.

            (b) Based upon the tax bills received by Landlord, Landlord shall estimate Tenant's annual pro rata share of real estate taxes and one-twelfth (1/12th) of the amount so estimated shall be paid on the first day of each calendar month in advance. Within ninety (90) days after the end of each tax year, Landlord shall furnish Tenant a statement in reasonable detail of the actual real estate taxes prepared in accordance with sound accounting practices, and there shall be an adjustment between Landlord and Tenant, with payment to or repayment by Landlord, as the case may require, to the end that Landlord shall receive the entire amount of Tenant's annual pro rata share for such period and Tenant shall receive a refund of any overpayment. In the event that Landlord shall revise Landlord's estimate of Tenant's annual pro rata share of real estate taxes, Tenant shall have thirty (30) days from its receipt of Landlord's revised estimate to begin paying the monthly installments of such revised amount and thereafter shall pay the monthly installments of such revised amount on the first day of each calendar month.

      7. COMMON AREAS CHARGE FOR OPERATING COSTS. Tenant shall pay to the Landlord, as additional rent during each lease year, a proportionate share of the "Operating Costs", as hereinafter defined, of the common areas and facilities in the Shopping Center. Tenant's proportionate share of Operating Costs for the purposes of this Paragraph 7 shall mean 39.45%, which has been computed by divided 23,866, the leasable square foot area of the Leased Premises after the completion of the Addition, by 60,493. Tenant's Proportionate Share of Operating Costs shall be subject to increase or decrease with changes in the leasable square foot area of the Shopping Center. Provided Tenant's proportionate share of Operating Costs shall not increase as a result thereof, Landlord may combine the Operating Costs for the Shopping Center with those of the shopping centers adjoining the Shopping Center (which are currently owned by Landlord) (the "EXPANDED CENTER"), provided Tenant's proportionate share shall be recomputed as above provided to reflect the leasable square foot area of the Expanded Center. "OPERATING COSTS" as used herein shall mean the total costs and expenses incurred by Landlord, its agents, and/or designees for operating, maintaining, repairing and/or replacing all or any part of the common areas (and any installation therein, thereon, thereunder or thereover), for the following: the total costs and expenses incurred in cleaning, planting, replanting and maintaining the landscaping; the cost of the following types of Landlord's insurance, bodily injury, public liability, property damage liability, automobile parking lot liability insurance provided such insurance does not exceed that carried by owners of similar properties, sign insurance carried by Landlord for the common areas in limits reasonably selected by Landlord and Landlord will provide evidence of such insurance together with its demand for payment; repairs, repaving, line repainting, exterior repainting, rental and maintenance of signs and equipment in connection with the operation maintenance of repairs of the common areas, lighting, sanitary control, removal of snow and ice, roofs, trash and rubbish, garbage and other refuse, utility charges for serving the common areas (and any onsite and/or offsite sanitary treatment plants(s) servicing the Shopping Center and all pipes leading to and from same), the cost of personnel to implement such services, including directing parking and policing the common facilities and common areas, fees for required licenses and permits, fire, security and police protection, public address system(s), public toilets, all rental charges for movable equipment, supplies, materials and labor; and twenty percent (20%) of all of the foregoing costs to cover the Landlord's administrative and overhead costs. Operating Costs shall not include (1) costs of preparing any space in the Shopping Center for occupancy by a tenant; (2) administrative, executive and partner wages and salaries; (3) renting and leasing commissions; (4) franchise taxes or income taxes of landlord; (5) real estate taxes and assessments; (6) the cost of any items for which Landlord is reimbursed by payments by Tenant, by any other tenant(s) or occupant(s) of the Building (except under rent adjustment provisions similar to those contained in this Paragraph 7), by any other third party or parties, or by insurance proceeds or condemnation awards; (7) the cost of performing any special services furnished to other tenants of the Building and not furnished to Tenant; (8) the cost of enforcing any obligations of other tenants of the Shopping Center (9) the cost of correcting defects in the construction of the Shopping Center or in the Shopping Center equipment; (10) any insurance premium (to the extent that Landlord is separately reimbursed therefor by Tenant, or by any other tenant or occupant of the Building, by means other than sharing of increases in Operating Costs; (11) the cost of any work or services performed for, or facilities furnished to, any tenant (including Tenant) at such tenant's cost; (12) any cost paid by Landlord to a related corporation, entity, or person (to the extent that such costs are in excess of the costs that would have been paid by Landlord in the absence of such a relationship); (13) interest, amortization and other charges paid in respect of mortgage or other loans; (14) gound lease and other rent paid by Landlord; (15) depreciation of the Building, amortization and other non-cash charges; (16) expenditures for capital improvements or replacements not specifically included herein; and (17) fire insurance provided for in Paragrph 12(b) of this Lease.

            Common facilities and common areas, whether such terms are used individually or collectively, shall mean all areas, space, equipment, signs and special services provided by Landlord for the common or joint use and benefit of the occupants of the Shopping Center, and their employees, agents, servants, customers and other invitees, including without limitation, parking areas, access roads, retaining walls, landscaped areas, truck serviceways or tunnels, loading docks, pedestrian malls (enclosed or open), courts, community hall or auditorium (if any) and parcel pick-up stations.

            Based upon Operating Costs for the previous calendar year after taking into account reasonably anticipated increases or decreases, Landlord shall estimate Tenant's annual pro rata share of common area charges and one-twelfth (1/12th) of the amount so calculated shall be paid on the first day of each calendar month in advance. Within ninety (90) days after the end of each calendar year, Landlord shall furnish Tenant a statement in reasonable detail of the actual common area charges prepared in accordance with sound accounting practices, and there shall be an adjustment between Landlord and Tenant, with payment to or repayment by Landlord, as the case may require, to the end that Landlord shall receive the entire amount of Tenant's annual pro rata share for such period. Tenant shall be permitted to conduct an audit, at its own cost and expense, of common area maintenance charges. In the event that Landlord shall revise Landlord's estimate of Tenants proportionate share of Operating Costs, Tenant shall have thirty (30) days from its receipt of Landlord's revised estimate to begin paying the monthly installments of such revised amount and thereafter shall pay the monthly installments of such revised amount on the first day of each calendar month.

      8. ADDITIONAL RENT. Any and all sums required to be paid by Tenant hereunder, whether to Landlord or otherwise, shall for purposes of Landlord's rights upon the non-payment thereof and for all other purposes for which the same shall be relevent, be deemed in all respects to be additional rent subject to the same duties and obligations and the payment thereof and for all other purposes for which the same shall be relevent, be deemed in all respects to be additional rent subject to the same duties and obligations and the same remedies of Landlord for the non-payment of basic rent.

      9.  DELETED PRIOR TO EXECUTION.

      10. USE CLAUSE. The Tenant shall have the right to utilize the Premises solely for the purposes of a movie theatre, including the sale of food for on-premises consumption, concession items, souvenirs and similar items and activities conducted in movie theatres.

      11. UTILITIES. The Tenant shall pay for all utilities when the same becomes available for its utilization, as recorded on separate meters currently existing in the Demised Premises including water, gas, electricity and fuel consumed for heating. In the event that Tenant's special utilization of the property shall produce a surcharge in utility costs or insurance generally applicable to Landlord's Center, such surcharges shall be the responsibility of and paid for by the Tenant.

      12. INSURANCE. (a) Tenant shall, during the entire term hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the Leased Premises including curbs and sidewalks, and the business operated by Tenant and any subtenants of Tenant) or shall cause such subtenants to carry such insurance) in the Leased Premises in which the limits of public liability shall not be less than $500,000.00 per person and $1,000,000.00 per accident or occurrence and in which the property damage liability shall not be less than $100,000.00. The policy shall name Landlord, any person, firms or corporations designated by Landlord, and Tenant as named insureds, and shall contain a clause; (i) that all the provisions thereof, except the limits ofliability, shall operate in the same manner as if there were a separate policy covering each insured; and (ii) that the insurer will not change or terminate the insurance without first giving the Landlord and landlord's designees thirty (30) days prior written notice. A copy of the policy or certificate of insurance shall be delivered to Landlord on or before the Commencement Date.

            (b) Tenant will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, losses, liability and expenses in connection with loss of life, personal injury and/or damage to property arising from or our or any occurrence in, upon or at the Leased Premises, (excepting acts due to Landlord's negligence) or the occupancy or use by Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by an act or omission of Tenant, its agents, contractors, employees, servants, lessees, or concessionaires. In case landlord shall be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs and expenses incurred or paid by Landlord in connection with such litigation.

            (c) Landlord shall maintain in full force and effect a policy of fire insurance with comprehensive coverage on the Leased Premises written by an insurance company or companies authorized to do business in the State of New Jersey, in an amount(s) equal to the actual full cash replacement value of the Shopping Center including without limit, the Demised Premises and completed Addition. Tenant agrees to reimburse Landlord for its pro rata share, based on the square footage occupied by Tenant as a percentage of the total square footage of the entire Shopping Center. Based upon Landlord's insurance costs for the previous calendar including reasonably anticipated increases or decreases, Landlord shall estimate Tenant's annual pro rata share of said insurance and one-twelfth (1/12th) of the amount so estimated shall be paid on the first day of each calendar month in advance. Within ninety (90) days after the end of each calendar year, Landlord shall furnish Tenant a statement in reasonable detail of the actual insurance costs prepared in accordance with sound accounting practices, and there shall be an adjustment between Landlord and Tenant, with payment to or repayment by Landlord, as the case may require, to the end that landlord shall receive the entire amount of Tenant's annual pro rata share for such period and Tenant shall receive a refund of all over payments. In the event Landlord shall revise its estimate of Tenant's proportionate share of insurance costs as set forth above, Tenant shall have thirty (30) days from its receipt of Landlord's revised estimate to begin paying the monthly installments of such revised amount and thereafter shall pay the monthly installments of such revised amount on the first day of each calendar month. Landlord shall provide Tenant with copies of all insurance premiums and evidence of payment thereof. Landlord shall furnish Tenant with proof of the fire insurance required to be carried by Landlord hereunder by delivering certificates of such insurance to Tenant, which shall name Tenant as additional insured and shall provide that such insurance shall not be modified or cancelled without at least ten (10) days prior written notice to Tenant. In the event Landlord shall fail to furnish said insurance or renew the same at least thirty
(30) days prior to the expiration thereof, Tenant may (but shall not be obligated to) procure the same, at Landlord's expense, and Landlord shall reimburse Tenant for the cost thereof within ten (10) days of demand, together with interest at the rate of ten (10%) percent per year until payment.

            (d) Tenant shall purchase rent insurance insuring against Landlord's loss of rent for a period of up to one (1) year in the event of any damage or destruction to the Premises wherein an abatement of rent is permitted under this Lease.

            (e) Tenant at its option, may self-insure plate glass, or purchase insurance covering plate glass. In the event Tenant purchases insurance, Tenant shall provide Landlord with a copy of a certifiate of insurance or, if requested by Landlord, a copy of said policy.

            (f) If the Tenant shall fail, refuse or neglect to obtain any of the insurance called for by the within agreement or to maintain the same and to show the Landlord evidence for the same as aforesaid within ten (10) days of request therefor, the Landlord shall have the right to procure any such insurance for the benefit of the Tenant and add the cost thereof to any rental payable hereunder, together with interest of ten percent (10%) thereon until payment.

      13. INDEMNITY. The Tenant agrees to indemnify the Landlord against and save it harmless from any and all liability, loss or damage by reason of injury or damage to any person or to any property belonging to the Landlord or any other person, occurring in or about the Demised Premises, caused by or resulting from fire, steam, electricity, gas, water, rain, ice or snow, or any leak of flow from or into any part of said building or from any kind of injury which may arise from any other cause whatsoever in or on the Demised Premises, unless such injury or damage be caused by or be due to the willful acts or negligence of the Landlord, or its agents, servants and employees, in which event the Landlord agrees to indemnify the Tenant in similar manner to the indemnification herein.

      14. CLEANLINESS. The Tenant agrees to keep and maintain the Premises and each and every part thereof, in a clean, neat and businesslike condition. Landlord, at its expense, will keep the remainder of the Shopping Center clean and neat in a manner consistent with a first-class Shopping Center.

      15. BROKEN GLASS. For the term of this Lease, the Tenant shall, at its own cost and expense, replace any and all cracked or broken glass in or about the Demised Premises.

      16. REPAIRS AND REPLACEMENTS. The Tenant shall keep the interior parts of the Demised Premises and the Addition in good repair and condition except, repairs required by the acts of Landlord, its agents, employees and contractors, all of which shall be repaired by Landlord, at its expense. Tenant shall comply with all rules, regulations and requirements of any Federal, State, County or Municipal authority, or the Board of Fire Underwriters or like organization, applicable to the Demised Premises except Tenant shall not be obligated to make any structural alterations with respect to the Existing Premises (as distinguished from the Addition) unless caused by the acts of Tenant, its agents, employees or contractors. Excepting landlord's obligation for structural repairs and damage by fire, the elements, other casualty, unsafe condition or condition caused by the acts of landlord, its agents, employees or contractors, Tenant shall make all other repairs, renovations and alterations of any kind or nature whatsoever throughout the term of this Lease and all option periods thereof.

            (A) Notwithstanding anything to the contrary contained in this Lease, Landlord shall, at its expense, during the Lease Term keep in good order, condition and repair the foundation and exterior walls of the Existing Premises (excluding the Additions) and all water, sewer and utility lines outside the Demised Premises, with the following exceptions, which Tenant shall be responsible for:

                  (i) Repairs occasioned by a harmful act, negligence or omissions of Tenant or any of Tenant's employees, agents or invitees, and

                 (ii) Repairs occasioned by any of Tenant's Work on or construction of the new Addition.

      In the event a structural repair is required on the Addition and Tenant shall not repair same within thirty (30) days after receipt of notice from Landlord, then Landlord may proceed with the required repair on behalf of Tenant, in which event Tenant shall reimburse Landlord for all sums paid to effect such repair as if it were additional rent.

            (B) Tenant shall, during the term of the Lease make all repairs, structural and otherwise (except for repairs required to be performed by Landlord pursuant to Section A hereinabove) to:

                  (i)  The Addition;

                 (ii) The originally Demised Premises on those occasions as set forth in Section A(i) and (ii); and

                (iii)  All roof areas of the Demised Premises.

            (C) Landlord shall maintain and repair the common areas of the Shopping Center in a manner consistent with a first class Shopping Center.

      17. ALTERATIONS: TRADE FIXTURES. With the prior written consent of Landlord, not to be unreasonably withheld, or delayed the Tenant may, during the term of this Lease or any extension thereof, at its own cost and expense, make any structural alterations or changes of the partitions if they are necessary or desirable for the operation of its business. Tenant may at any time, without Landlords' consent, remodel, make non-structural alterations, or improvements within the Demised Premises as finally constructed, provided it complies with all laws, ordinances and requirements of any kind and all Federal, State, Municipal and/or other authorities, and the Board of Fire Underwriters; and all such nonpermanent alterations, improvements and additions (including fixtures) shall belong to and become the property of the Landlord upon the expiration of the term of this Lease. Trade fixtures and equipment may be removed by Tenant, provided it shall not be in default and Tenant shall restore the Demised Premises to its original condition prior to such removal. Landlord shall be deemed to have consented to any request for consent to which Landlord has not responded within ten (10) days of Tenant's request.

      18. DAMAGE: ACTS OF GOD. The Landlord shall repair, rebuild and restore, at its own expense, and with due diligence, any and all damage to the Demised Premises sustained as a result of fire; the elements or other casualty or occurrence or an act of God; and in the event the Demised Premises, in part or total, are rendered unusable or unfit for the Tenant's business in Tenant's reasonable opinion, an abatement shall be made for the rent corresponding for the time during which, and the extent to which, in Tenant's reasonable opinion, it cannot be used by the Tenant for the conduct of its business after damage occurring as aforesaid and before repair. In the event of total destruction of the Demised Premises, or if use of the Demised Premises are rendered economically unfeasible, in Tenant's reasonable opinion, the rent will be totally abated. In the event of partial destruction, to be defined as the destruction of less than fifty percent (50%) of the Demised Premises and are thereby rendered useless, then the rent will be equitably abated, in accordance with the square footage of the Demised Premises so rendered unusable provided that Tenant, in the exercise of its reasonable business judgement, shall be able to feasibly conduct its business in the undamaged portion of the Demised Premises. Without limiting Landlord's obligation to restore the Demised Premises or

Tenant's rights, at law or in equity, in the event Landlord shall fail to restore the Demised Premises, in the event of total destruction of said Premises, such as to render them unsuitable for the business of the Tenant, in Tenant's reasonable opinion, unless the Demised Premises are repaired and reinstated by the Landlord within six (6) months to a condition comparable at the time of such destruction subject to an extension of up to one (1) year to complete such repairs if said destruction is a result of fire, the elements or other casualty or occurrence or an act of God, then at Tenant's option, the Lease shall cease and come to an end and the Tenant shall be liable for the rent only upon to the time of such total destruction of said Demised Premises. Notwithstanding the foregoing, Tenant shall not exercise its right to terminate this Lease as provided in the immediately preceding sentence so long as Landlord has commenced the restoration of the Demised Premises within six (6) months of the destruction and has thereafter diligently and continuously pursued such restoration and continues to do so to completion. In the event of partial destruction of said Demised Premises, such as to render them unsuitable for the business of the Tenant, in Tenant's reasonable opinion, unless the Demised Premises are repaired and restored by the Landlord within one hundred fifty
(150) days (subject to an extension of up to one (1) year if said destruction is the result of fire, the elements or other casualty or occurrence or an act of
God), to a condition comparable to the time of said destruction, then at Tenant's option the Lease shall cease and come to an end and the Tenant shall be liable for rent only up to the time of such partial destruction of the Demised Premises.

      19. SUBORDINATION. Provided the holder of each such mortgage shall execute and deliver to Tenant the "Non Disturbance Agreement" (as hereinafter defined), this Lease shall not be superior to any mortgages that now encumber, or may hereafter be placed upon, the said Premises. Any such mortgage or mortgages for which a Non-Disturbance Agreement has been executed shall have preference and precedence and be superior and prior in lien to this Lease, irrespective of the date of recording, and the Tenant agrees to execute any instruments, without cost, which may be deemed reasonably necessary or desirable, to further effect the subordination of this Lease to any such mortgage or mortgages, provided such instruments shall not increase Tenant's obligations or diminish Tenant's rights under this Lease. The subordination of this lease to mortgages as herein provided is subject to the condition that the holder of each such mortgage shall execute and deliver to Tenant an agreement in writing (the "Non-Disturbance Agreement") which shall provide that provided Tenant is not in default after notice and the expiration of any of the applicable grace periods under this Lease then (i) Tenant shall not be named or joined in any action or proceeding to foreclose any of such mortgages, (ii) such action or proceeding shall not result in a cancellation or termination of the term of this Lease, and (iii) in the event any such holder or its designee or successor shall succeed to the rights of Landlord under this Lease, this Lease shall continue in full force and effect as a direct lease between the Tenant and such holder or its designee or other successor to the rights of Landlord. Landlord represents to Tenant as of the date hereof, there are no ground or underlying leases which are superior to this Lease. Subject to the provisions of Paragraph 50 hereof, Tenant acknowledges that this Lease shall be subject and subordinate to the existing mortgages encumbering the Leased Premises but not any refinancings, replacements, extensions or modifications thereof or any additional financing secured by Landlord on the Shopping Center, unless tenant shall have received the Non-Disturbance Agreement referenced heretofore.

      20. QUIET ENJOYMENT. The Landlord will put the Tenant in actual possession of the hereby Demised Premises at the beginning of the term aforesaid, or such other date as shall be herein elsewhere agreed upon, and the Tenant, subject to all the terms and conditions hereof, on paying the rent and performing the covenants herein agreed by it to be performed, shall and may peacably and quietly have, hold and enjoy, for said term and any extensions thereof, the Demised Premises, the areas, spaces, parking facilities, passageways, sidewalks, exits, entranceways and uses aforesaid on the terms and condition contained in this Lease.

      21. ACCESS. The Landlord and its agents, servants, employees, designess or independent contractors shall have access to enter in and upon the said Demised Premises upon reasonable prior notice (except in emergencies) at reasonable hours for inspection and to make any repairs, modifications, alterations, inspections or maintenance or replacements desirable, or required, if it be needed to the Demised Premises or Shopping

Center. The Tenant shall unload its stock and have all deliveries made at the area reasonably designated by Landlord for loading and unloading in the area nearest the Demised Premises. Landlord, in the performance of its rights under this paragraph shall use all efforts and cause all other parties to minimize the interference with Tenant's use and occupancy of the Demised Premises.

      22. CONDEMNATION. If all or part of the Demised Premises, all access to the Demised Premises or so much parking for the Demised Premises as to render use thereof unlawful shall be taken for any public or quasi-public use, under any statute or by right of eminent domain, such as to render them unsuitable for the business of the Tenant in Tenant's reasonable opinion, then this Lease, at the option of the Tenant to be exercised within (90) days of the date of the taking, shall be cancelled and declared null and void and of no effect, and the Tenant shall be liable for the rent only up to such time of such taking. In the event of partial taking, which is not extensive enough to render the Demised Premises unsuitable for the business of the Tenant in Tenant's reasonable opinion, the Landlord shall promptly restore the Demised Premises to a condition comparable to its condition at the time of said condemnation and the Lease shall continue, but starting with the date of such restorations, the rental shall be reduced proportionately based upon the reduction in square footage of the Demised Premises. In the event of the occurrence of the contingencies above mentioned, or complete condemnation, rent shall abate corresponding with the time during which the Demised Premises may not be used by the Tenant.

            (a) In the event that fifty percent (50%) or more of the parking area for the entire Shopping Center, of which the Demised Premises constitute a part, or such amount of parking area as will render use of the Demised Premises unlawful for the purposes herein contemplated, shall be taken or condemned by public or quasi-public authority, the Tenant shall have the option to terminate this Lease within thirty (30) days from the date of such taking or condemning. If the Tenant shall fail to so terminate the said Lease within the time aforesaid, then this Lease shall remain in full force and effect. In the event this Lease shall be terminated in the event of any damage, destruction, casualty or condemnation, any annual rental or any charges paid in advance shall be refunded to the Tenant upon its surrender of possession of the remaining Premises.

            (b) Nothing herein contained shall be deemed or construed to prevent the Landlord or Tenant from enforcing and prosecuting in any condemnation proceedings, a claim for the value of their respective interest, but in no event shall any award to the Tenant reduce any award to the Landlord for the value of the fee or leasehold.

      23. ASSIGNMENT. Except as hereinafter specifically provided to the contrary, Tenant may not assign this Lease or sublet the Premises or any portion thereof or effect a sale or change of ownership of its stock without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Upon submitting any request for Landlord's consent, Tenant shall submit the financial statement of the proposed assignee or successor and the expertise and experience of the proposed assignee or successor in operating movie theaters, all of which shall be reasonably satisfactory to Landlord, but Landlord shall not withhold its consent to any proposed assignment based on the financial statement of the proposed assignee if the financial statement of such assignee indicates a net worth at least equal to that of the Tenant hereunder at the time of such assignment. In the event of any permitted assignment or sublet, (i) neither Tenant nor Guarantors shall be relieved from any liability under this Lease; and
(ii) all of the provisions of this Lease shall be binding upon an assignee or subtenant. Any written consent of Landlord shall be effective in that instance only and shall not be deemed to apply to future assignment, sublease or sale or transfer of stock. Tenant's application for Landlord's consent as herein provided shall contain the proposed use by the proposed assignee or subtenant as a condition of such application.

            Anything in this Section to the contrary notwithstanding, Tenant shall not be permitted to assign or sublet the Premises or any portion thereof to any assignee or subtenant who shall engage in the conduct of a supermarket for the retail sale of food and such non-food items as are customarily sold in supermarkets in the Metropolitan-New York area. Additionally, Tenant may not assign or sublet the Premises to any tenant whose use would be in competition with an existing tenant at the Center or whose use would be in violation of any restrictions on tenant's use the subject of binding contracts between Landlord and other tenants at the Center. Landlord shall be under absolutely no obligation to consent to either of the foregoing. Tenant shall have the right to assign this Lease for the use clause contained herein.

      Notwithstanding the foregoing provisions of this Section 23, Landlord's consent shall not be required for the following transactions:

            (i)  sublettings   of   portions    of  the   Demised   Premises  to
concessionairres or vendors for the sale of food, beverages, popcorn, candy, souvenirs, novelties and/or other items as are sold in movie theatres;

           (ii) subletting or rental of one or more auditoriums of the Demised Premises to a distributor for the exhibition of a specific motion picture, in any case, on a temporary basis (hereinafter referred to as "4-Wall Deal") and provided the proceeds thereof and ticket sales resulting therefrom are included in "Gross Sales" (as hereinafter defined);

          (iii) any transfer or sale of the stock of Tenant among John A. Nelson and Robert Ferman or their respective immediate family members (the "Permitted Transferees"); and

           (iv) any assignment, subletting or stock transfer with or to any parent, affiliate or subsidiary entity or any entity which controls, is controlled by or under common control with John A. Nelson or Robert Ferman or their respective immediate family members.

      24. SURRENDER. Upon the expiration or other termination of the term of this Lease, the Tenant shall quit and surrender to the Landlord the Demised Premises, in good order and condition, ordinary wear and tear and damage by fire and other casualty excepted. The Tenant shall have the right to remove movable trade fixtures and equipment from said Demised Premises, and shall repair any damage caused by such removal.

      25. DEFAULT. The following shall be deemed to be events of default hereunder after the notice and cure period set forth in Paragraph 27:

            (a) Failure of Tenant to make any payment of rent or additional rent when due or within ten (10) days thereafter.

            (b) Failure of Tenant to perform any of the terms, covenants or conditions of this Lease.

            (c) In the event that Tenant shall be adjudicated a bankrupt, insolvent, or placed in receivership, or should proceedings be instituted by or against the Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors, or if this Lease or the estate of the Tenant herein shall pass to another by virtue of any court proceeding, writ of execution, levy sale or by operation of law, other than testate distribution or interstate decent and distribution.

            (d) Recordation or attempted recordation of this Lease by Tenant.

            (e) Vacation or abandonment of the Premises by Tenant.

            (f) Failure of Tenant to take up occupancy of the Premises when the same shall be ready for occupancy as set forth in this Lease.

      26.  DELETED PRIOR TO EXECUTION

      27. NOTICE OF DEFAULT. In the event of any default as defined in Section 25(a) of the Lease, Landlord agrees to notify Tenant in writing, specifying the nature of such default and Tenant agrees to remedy and cure said default within ten (10) days after receipt of Landlord's notice. In the event of any default as defined in Sections 25(b), (d),

(e) or (f) of this Lease, Landlord agrees to notify Tenant in writing, specifying the nature of such default and Tenant agrees to remedy and cure said default within thirty (30) days after receipt of Landlord's notice. If the said default specified shall be of such nature that the same cannot reasonably be cured or remedied within said thirty (30) day period, and Tenant shall fail to commence the curing or remedying of such default within said thirty (30) day period and shall not thereafter continuously and diligently proceed therewith to completion, then Landlord shall have the right to proceed with the Landlord's remedies on default as provided for in the Lease or as permitted by law and Tenant shall not be deemed in default if Tenant shall so commence and prosecute such cure or remedy. Nothing in this Paragraph shall be deemed to require lessor to give more than ten (10) days notice prior to the commencement of a summary proceeding for non-payment of rent or a plenary action for the recovery of rent on account of any default in the payment of rent, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate and the Lessee shall become a holdover tenant.

      28.  REMEDIES  ON  DEFAULT.  (a) In the event of any default as defined in
Section 25 hereof, or if Tenant shall be vacated by summary proceedings or otherwise, the Landlord, in addition to other remedies herein contained, or as may be permitted by law, may, without being liable for prosecution therefore, or for damages, re-enter the said Premises and the same have and again possess and enjoy; and as agent for the Tenant or otherwise, re-let the Premises and receive the rents therefore and apply the same, first to the payment of such expenses, reasonably attorney fees and costs, as the Landlord may have been put in re-entering and repossessing the same and in making such repairs and alterations as may be necessary; and second to the payment of the rents due hereunder. The Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrued subsequent to the re-entry by the Landlord, to the extent of the difference between the rents reserved hereunder and the rents, if any, received by the Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month.

            (b) Additionally, in the event of default as defined in Section 25 and the requisite notice and cure period under Section 27 of this Lease, and Tenant's failure to cure said default within the time period provided therefor, Landlord shall have the right but not the obligation upon giving five (5) days notice in writing to Tenant, to declare the Lease and the term hereof at an end on the date fixed in such notice as if such date were the originally fixed expiration date of the term of this Lease and Landlord shall then have the right to remove all persons, goods, fixtures, and chattels from the Demised Premises without liability for damages.

            (c) In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise: (1) The rent shall become due thereupon and be paid to the time of such re-entry, dispossess and/or expiration, together with such expenses as Landlord may incur for legal expenses, attorneys' fees, brokerage and/or putting the Demised Premises in good order, or for preparing the same for re-letting provided Tenant shall not be responsible for brokerage commissions paid for re-lettings extending beyond the original term of this Lease; (2) The Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the term and may grant concessions or free rent; and (3) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, the deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the Lease or Leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term. When computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage fees, and for keeping the Demised Premises in good order or for preparing the same for re-letting provided Tenant shall not be responsible for brokerage commissions paid for re-lettings extending beyond the original term of this Lease. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding.

            (d) In the event of a breach or threatened breach by Tenant of any of the covenants or provisions of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.

                  No receipt of rent by Landlord from Tenant after the termination of this lease or after giving any notice shall reinstate, continue or extend the term of this Lease. No receipt of rent after the commencement of suit, or after final judgment for possession of the Demised Premises shall reinstate, continue or extend the term, or affect the suit of said judgment.

            For purposes of this Section, the term Tenant shall also include any Guarantor of Tenant and any obligations, duties or covenants of Tenant in this Section which extend to any Guarantor of this Lease in addition to the Tenant.

      29. CERTIFICATE OF LEASE STATUS. Tenant and Landlord shall at any time upon ten (10) days prior written notice, execute, acknowledge and deliver to the requesting party, in recordable form a certificate certifying that this Lease is unmodified and in full force and effect as modified, setting forth the modifications and the dates to which the rent and other additonal charges required to be paid hereunder have been paid. Such certificate shall state whether or not the requesting party is in default under this Lease and any setoffs or defenses against the enforcement of this Lease of any nature whatsoever that the certifying party may possess. Such certificate shall be in such form that may be relied upon by Landlord, Tenant by any prospective purchaser of the fee or any other interest therein or any mortgagee thereof or any assignee of any mortgage of the fee of the Demised Premises or any of Landlord's or Tenant's respective successors or assigns.

      30. LANDLORD'S LIEN. All tangible personal property not permanently part of the Demised Premises, including screens, sound systems, projectors, seating, panelling, movable partitions, lighting fixtures, furniture system, storage walls, special cabinet work, other business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not the attached to, or built into, the Demised Premises, that are installed in the Demised Premises by or for the account of Tenant, at Tenant's expense, and can be removed without permanent structural damage to the Demised Premises, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises (all of which are sometimes called "Tenant's Property"), shall be and shall remain the property of Tenant for all purposes, subject to a lien in the favor of Landlord in the event Tenant shall default (after notice and grace) in the observance of Tenant's obligations hereunder. Landlord's lien, however, shall be subject and subordinate to the lien of any party which may now or in the future hold an interest in any of Tenant's Property. This subordination shall be self-operative; however, Landlord agrees to execute such documents as may be requested by Tenant to confirm the subordination of its lien to the lien of any party claiming an interest, whether by lease, financing or otherwise. In the event of damage or destruction thereto by fire or other causes, Tenant shall have the right to recover the value thereof as its own loss from any insurance company with which it has insured the same, or to claim an award in the event of condemnation, notwithstanding that, absent this sentence, any of such things might be considered a part of the Demised Premises. Tenant may remove all or any of Tenant's Property at any time during the term of this Lease, provided that, if any of Tenant's Property is removed, Tenant or any party or person entitled to remove same shall repair or pay the cost repairing any damage to the Demised Premises or to the Building resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant, or that has replaced such items originally provided by Landlord at Landlord's expense, shall remain on the Demised Premises and shall not be removed by Tenant.

      31. SIGNS. Any signs required by Tenant shall be erected by Tenant at its sole cost and expense, provided that it shall first have obtained Landlord's consent as to location, size, and content thereto in writing, which shall not be unreasonably withheld or delayed. The Tenant may remove such sign or signs at the expiration of the term of this Lease, or any extension thereof, provided Tenant repairs any damage caused by such removal. Tenant agrees to comply with all State and local regualtions pertaining thereto.

      32. PARKING AND MAINTENANCE OF PARKING AREA. Throughout the terms and extensions thereof, parking facilities as shown on the site plan attached hereto and as may be modified or altered (so long as lawful and not substantially reduced or relocated to Tenant's detriment) from time to time, shall be provided by the Landlord for the Tenant, its servants, agents, employees, invitees, and patrons in connection with those of other tenants, without charge to any of them, and the same shall be operated and maintained by the Landlord in safe and legal condition.

            Tenant and its employees shall park their cars only in those portions of the parking area reasonably designated for the purposes by Landlord reasonably close to the Demised Premises. In the event that Tenant or its employees fail to park their cars in designated parking areas as aforesaid, then Landlord shall have the right to charge Tenant ten dollars ($10.00) per day, per car parked in any other areas than those designated. The Landlord shall require all tenants of said Shopping Center and employees to park their motor vehicles in the parking area provided for same, and the Landlord shall take all reasonable measures to enforce this restriction. Tenant shall inform all of its employees of said requirement.

            The spaces, parking and other areas, passageways and all means of access thereto, and the Demised Premises, including adjacent and surrounding sidewalks, shall be kept by the Landlord clean and free and clear of encumbrances, obstructions, debris and snow.

            The Landlord assumes all duties, responsibilities and liabilities in regard to maintenance, repairs, replacement, operation, supervision, use and control of and to said spaces, parking areas, passageways, sidewalk repairs, entrances, exits, cuts in curbing, lighting facilities, landscaped and other exterior areas, and shall comply with all present and future laws, ordinances, orders, rules, regulations, notices, notices of violations and requirements of public authorities, applicable thereto.

      33. COMPLIANCE WITH MORTGAGE REQUIREMENTS. As a condition of this Lease Agreement, Tenant agrees to deliver to Landlord forms, certificates or applications fully completed and properly executed in a timely manner, as may be reasonably required from time to time by Landlord's institutional mortgagee provided none of the same increase any of Tenant's obligations or diminish any of Tenant's rights hereunder.

      34. RULES AND REGULATIONS. Landlord shall have the right to promulgate reasonable rules and regulations applicable to all tenants at the Premises from time to time, which rules and regulations shall be deemed covenants of this Lease to be undertaken by Tenant provided the same do not reduce Tenant's rights or increase Tenant's obligations hereunder.

      35. HEADINGS. The headings contained in the body of this Lease Agreement are for the purposes of identification only, and are not a part of the agreement between the parties.

      36. COMPLIANCE WITH LAWS. Tenant agrees to comply with all Municipal, County, State and Federal laws, rules, regulations, ordinances, or orders, and all rules, orders, regulations or requirements of the Board of Fire Underwriters or other similar body having jurisdiction pertaining to the Demised Premises and the manner in which the Tenant conducts its business therein, whether such compliance with respect to the manner in which Tenant conducts its business is required within the Demised Premises or on Landlord's Property. Landlord shall comply with all of the foregoing to the extent the same pertain to the Shopping Center. In no event shall Tenant be required to comply with any laws, rules, regulations, ordinances or orders described herein to the extent the same relates to any structural alterations or repairs to the Existing Premises or any alterations or repairs necessitated by the acts or negligence of Landlord or its agents, employees or contractors.

            Tenant shall have the right to contest the validity of any violations of any law, rule, regulations, ordinance or order as aforesaid, and to defer compliance pending such contest if non-compliance therewith shall not constitute a crime and is not a hazardous condition, and if compliance is so deferred, the deferment shall not be deemed a breach of this covenant, provided any such contest proceedings shall be prosecuted diligently and in good faith. Tenant hereby agrees to indemnify and save Landlord harmless from and against any and all claims, costs, expenses and liabilities, including but not limited to reasonable attorneys' fees incurred by Landlord by reason of any such deferment or contest.

      37. FORCE MAJEURE. All performances, undertakings, or obligations of Landlord hereunder shall be subject to force majeure, and all times set forth herein for compliance with any of the above shall be extended due to catastrophe, accident, weather, storms, acts of war and insurrection, availability of materials, strikes, embargoes, or other conditions beyond Landlord's control

      38. PERFORMANCE OF TENANT'S OBLIGATIONS. If the Tenant shall be in default as defined in Section 25 (b), and fail to cure said default after the notice and expiration of applicable time period set forth in Section 27 hereof, then the Landlord may cure such default on behalf of the Tenant, in which event the Tenant shall reimburse the Landlord for all sums paid to effect such cure, together with interest at the rate of twelve percent (12%) per annum and reasonable attorneys' fees. In order to collect such reimbursement, the Landlord shall have all the remedies available under this Lease for a default in the payment of rent.

      39. WAIVER. The failure of the Landlord to enforce against the Tenant any provision, covenant, or condition, by reason of the Tenant committing any breach of or defualt under this Lease, shall not be deemed a waiver thereof, nor void or affect the right of the Landlord to enforce the same covenant or condition on the occasion of any subsequent breach default thereof; nor shall the failure of the Landlord to exercise any right in this Lease on any occasion arising therefore be deemed or construed to be a waiver of the right to exercise the same kind of right upon any subsequent occasion.

      40. EXECUTION. This Lease is not binding upon the Landlord or the Tenant until it is signed and sealed by duly authorized officers of the Landlord and the Tenant and delivered to the Landlord and to the Tenant.

      41. COMMISSION. Landlord and Tenant represent that each party, for itself, has dealt with no real estate broker with regards to this Lease.

      42. ADDITIONAL REMEDIES. Any remedies specifically provided for in this Lease, or in addition to and not exclusive of any other remedy available to the Tenant or the Landlord under applicable law. Any measure or damages provided for in this Lease shall not be deemed to limit or prejudice the Tenant's or Landlord's right to prove and obtain all the damages which it may sustain as a result of any and all breaches of this Lease.

      43. NOTICES. All notices, statements, demands, consents, approvals, authorizations, offers, agreements, appointments or designations herein by either party to the other shall be deemed to be given to the other shall be deemed to be given to the other party for the purpose of this Lease ONLY IF IN WRITING, and either personally served thereon or sent by CERTIFIED MAIL, Return Receipt Requested, with postage prepaid and subsequently received, and addressed as follows:

TO THE LANDLORD:        FIRST ROXBURY COMPANY
                        241-A Millburn Ave.
                        Millburn, N.J.  07041

TO THE TENANT:          ROXBURY CINEMA INC.
                        21 Sunset Strip
                        Roxbury Mall
                        Rt. 10
                        Succasunna, N.J.

IF TO TENANT,
WITH A COPY TO:         ARTHUR S. MANTEL, ESQ.
                        Dreyer and Traub
                        101 Park Avenue
                        New York, New York 10178

or such substituted parties or addresses, provided such change of address and party is provided in writing during the term of this Lease.

If so served or sent, any such matter shall be deemed given on the date same is personally delivered, or if mailed, on the third day after depositing same in a post office box regularly maintained by the U.S. Post Office Department.

      44. BINDING EFFECT. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors, representatives and assigns. Each individual executing this Lease on behalf of the respective parties hereto hereby represents to the other party that such individual is authorized to execute this Lease on behalf of the party for whom such individual is executing the same.

      45. SEVERABILITY. If any provision of this Lease shall be declared invalid or unenforceable, the remainder of this Lease shall continue in full force and effect.

      46. SUPERCESSION. As of the Commencement Date, this Lease shall supercede the Prior Lease. However, the Prior Lease shall remain in full force and effect until the Commencement Date. In the event this Lease is terminated in accordance with the terms of this Lease other than pursuant to Sections 18 (Casualty) or 22 (Condemnation) hereof, whether before or after the Commencement Date, then the Prior Lease shall remain in full force and effect in accordance with its terms.

      47. DEFINITION OF LANDLORD - LIABILITY OF LANDLORD.

      The term "Landlord" as used in this Lease means only the owner or the mortgagee in possession for the time being of the Shopping Center in which the Demised Premises are located or the holder of a lease of both said Shopping Center and the land thereunder so that in the event of any sale of said Shopping Center or an assignment of this Lease or any underlying lease or a demise of both said Shopping Center and land, except for the payment of the "Alteration
Fund" to Tenant in accordance with Section 51 hereof Landlord shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder and it shall be deemed without further agreement between the parties and such purchaser(s), assignee(s) or lessee(s) that the purchaser, assignee or lessee has assumed and agreed to observe and perform all obligations of Landlord thereafter accuring hereunder. Nothwithstanding any transfer of the Shopping
Center by Landlord and/or assumption of such obligation by the successor Landlord, Tenant shall be entitled to seek payment of the Alteration Fund from the original named Landlord hereunder in the event any successor Landlord shall fail to pay the same. The provisions of the preceding sentence shall be applicable to any successor Landlord. Except for the payment of the "Alteration Fund" (as hereinafter defined) as provided in Section 51 hereof, it is specifically understood and agreed that there shall be absolutely no personal liability on the part of the Landlord or such mortgagee or such individual or on the part of the members of such firm, partnership or joint venture with respect to any of the terms, covenants and conditions of the Lease, and that Tenant shall look solely to the equity of the Landlord or such successor in interest in the Shopping Center and, so long as owned by Landlord, the "Adjoining Centers" (as hereinafter defined), or the Leasehold estate of Landlord or such successor in the Shopping Center and, so long as owned by Landlord, the Adjoining Centers, or the rents, issues, profits or proceeds of the Shopping Center or Adjoining Centers for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord or by such successor in interest of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of personal liability to be absolute and without any exception whatsoever.

      48. ECRA COMPLIANCE. Except to the extent caused by Tenant and subject to Tenant's representations in this Section 48, Landlord represents that to the best of its knowledge, the Demised Premises are not currently subject to compliance with "ECRA" (as hereinafter defined) nor are the Demised Premises subject to the terms of the New Jersey Spill Act and Landlord will indemnify Tenant against any liability, loss, cost or expenses (including attorney's fees or expenses) which Tenant may sustain or incur by reason of Landlord's failure to comply with the Spill Act or ECRA. Tenant has not and shall not use or suffer the premises to be used in any manner as to create or cause an environmental violation or hazard. Not in limitation of the generality of the above, it is understood that Tenant shall not cause or suffer to be caused any chemical contamination or discharge of substance of any nature which is noxious, offensive or harmful or which, under any law rule or regulation of any governmental authority having jurisdiction, constitutes a hazardous substance or hazardous waste. As addtional covenants by Tenant, it is specifically agreed that Tenant shall not generate, manufacture, refine, transport, treat, store, handle, dispose or otherwise deal with any hazardous substances or hazardous waste as presently or in the future defined in the Environmental Cleanup Responsibility Act of New Jersey (N.J.S.A. 13:1K-6 et seq.) ("ECRA") (the generation, manufacture, refinement, transportation, treatment, storage, handling, disposition and/or otherwise dealing with such substance or waste, as the case may be, being referred to for convenience as "dealing with" such substances or waste).

      49. RESTRICTIVE COVENANT. Landlord covenants not to lease any other space in the Shopping Center or tax lots 23.1 and 23.5 in Block 45 of the Township of Roxbury (the "Adjoining Centers"), which are immediately adjoining to the Shopping Center and owned by Landlord, to be used for the operation of a movie theatre. The provisions of this Section 49 shall be binding on the successors and assigns of Landlord with respect to the Shopping Center and Adjoining Centers. In the event a proposed sale of the Adjoining Centers Landlord shall
(i) give Tenant at least ten (10) days prior written notice of such sale; (ii) notify the prospective purchaser of the provisions of this Section 49 and (iii) at Tenant's request, record a memorandum in the appropriate recording office containing the provisions of this Section 49 and such other provisions of this Lease which may be appropriate, failing which Tenant may do so.

      50. LEASE CONDITIONAL: (a) The effectiveness of this Lease Agreement is conditional upon the satisfaction of the following contingencies within (180) days of the date hereof. In the event any or all of the following contingencies shall not have been satisfied within said (180) days period, Tenant may terminate this Lease by written notice to Landlord and the Prior Lease shall remain in full force and effect.

            (i) Approval by all existing mortgagees of this Agreement (without imposition of any cost, fee or other expense) and execution and delivery of the Non-Disturbance Agreements from such mortgagees;

            (ii) Landlord obtaining a special water and sewer permit from the New Jersey State of Environmental Protection and such other permits which may be required to enable Tenant to obtain a building permit for the construction of the Addition provided Tenant complies with the conditions for obtaining said building permit.

            (iii) The securing by Landlord of financing to fund the Alteration Fund (the "Financing") refrenced hereafter it being understood that such financing may be included within additional financing being secured by Landord with respect to the Shopping Center and the Adjoining Centers. Landlord agrees to promptly deliver to Tenant copies of proposed commitment letters or their equivalent from proposed lenders as well as copies of fully executed commitments relating to such financing and much other documents or information as Tenant may reasonably request with respect to same. Tenant shall have the right to waive this condition if Tenant secures its own financing to fund Tenant's Work as provided in Paragraph 51(g) hereafter. The Financing shall be subject to the requirement that such lenders execute and deliver Non-Disturbance Agreements.

                  (b) This Lease is further contingent upon Tenant obtaining approval by the Landlord of detailed plans and specifications for the Addition, including approval by Landlord of proposed applications for governmental approvals, which approvals shall not be unreasonably withheld or delayed. In the event such approval is not obtained within ninety (90) days after the satisfaction of the last of the conditions set forth in Section 50(a) above, Tenant shall have the option to cancel this Lease and the Prior Lease shall remain in full force and effect.

                  (c) Tenant shall have the right to waive any of the conditions set forth in this Section 50.

                  (d) In addition to the Tenant's right to terminate this Lease as herein provided, Landlord shall have the right to terminate this Lease upon written notice to Tenant in the event Landlord shall be unable to obtain the Financing within one hundred and eighty (180) days from the date hereof.

      51. ALTERATION FUND: In connection with the construction of the Addition in conformity with this Agreement, Landlord agrees to disburse to the Tenant the sum of SEVEN HUNDRED AND FORTY THOUSAND ($740,000) as hereinafter provided (the "Alteration Fund"). However, in the event that the actual construction costs, direct or indirect, shall exceed the sum of $740,000.00, Landlord's obligation shall only be to disburse the sum of $740,000.00 and same shall have satisfied its obligation pursuant to this Agreement. The Landlord's obligation to disburse the Alteration Fund to Tenant shall not be subject to the limitation of liability set forth in Section 47 hereof.

                  (a) The Tenant shall be responsible for the entire cost of construction of the Addition, whether direct or indirect, and irrespective of whether such cost shall exceed the disbursement of $740,000.00 to be made by the Landlord.

                  (b) Without limiting the generality of the Tenant's obligation as to the construction of the Addition, the Tenant shall be responsible for all labor, materials, equipment, tools, machinery, utilities, transportation, engineering costs, insurance, permits and approvals, and any sales, consumer or use taxes regarding the materials used in the Addition. The work, services, materials and fees to be obtained and performed by Tenant in connection with the Addition are hereinafter collectively referred to as "Tenant's Work".

                  (c) The Alteration Fund shall be disbursed by Landlord to Tenant in the following manner and subject to the following conditions:

                        (i)   Tenant may submit to Landlord monthly:

                              (x) Invoices for all work performed and all materials furnished in connection with such work performed or materials installed in the Demised Premises including payment of architect and contractor fees to the date of such invoices;

                              (y)   a  certificate   from   Tenant's   architect
                                    approving payment.

                      (ii) On or before the first day of each calendar month after the Commencement Date, Tenant may submit to Landlord with respect to portions of Tenant's Work completed for a preceding calendar month for which Landlord has not paid Tenant a "Construction Payment" (as hereinafter defined) (a "Monthly Reimbursement Submission"), a request for payment of the items set forth in subparagraph (i) hereof and, on or before the twentieth (20th) day after the submission of such Monthly Reimbursement Submission, Landlord shall pay to Tenant ninety (90%) percent of the amount of the completed work reflected in such Monthly Reimbursement Submission (a "Construction Payment"), until seventy-five (75%) percent of the Tenant's Work has been completed and thereafter ninety five (95%) percent of Tenant's Work completed. The retained amounts shall be paid to Tenant within fifteen (15) days after the submission to Landlord of a certificate of occupancy (temporary or permanent) for the Addition from the governmental or quasi-governmental bodies having jurisdiction thereof.

                  (d) From and after the date that Landlord shall disburse any portion of the Alteration Fund to Tenant as hereinabove provided, Tenant shall pay monthly installments of interest only to Landlord (the "Interest Payment") on the disbursed portion of the Alteration Fund at the rate of interest actually being charged to Landlord pursuant to the Financing. Such interest payments shall be made by Tenant to Landlord beginning on the first day of the first calendar month immediately succeeding the first Construction Payment by Landlord and shall be payable on the first day of each and every calendar month thereafter until the Rent Commencement Date. From and after the Rent Commencement Date, Tenant shall not be required to make any further Interest Payments to Landlord. The amount of the Interest Payment shall be prorated to reflect any portion of a month and shall be recomputed following every Construction Payment made by Landlord.

                  (e) In the event Landlord shall fail to make any Construction Payment as required hereunder, Tenant, at its option, may deduct the same from any Interest Payment, fixed minimum rent or additional rent becoming due under this Lease or the Prior Lease together with interest of the rate of thirteen (13%) percent per year from the date such Construction Payment was due and payable.

                  (f) Tenant hereby guarantees completion of Tenant's Work subject to Landlord's funding of the Alteration Fund as aforesaid.

                  (g) Notwithstanding anything to the contrary set forth in Paragraph 51 hereof, Tenant shall have the right not to utilize the Alteration Fund and in lieu thereof may secure its own financing for Tenant's Work ("Tenant Financing"). In the event Tenant secures Tenant Financing:

                        (i)   The   provisions  of   Paragraph 51(a)   thru  (f)
shall be inapplicable; and

                       (ii) Landlord shall deliver to Tenant a take-out commitment in the sum of $740,000.00 being in form and substance and being from a lending institution reasonably acceptable to Tenant and the lender funding the Tenant Financing.

      52.   CONSTRUCTION  CONDITIONS.  Tenant's  construction   of  the Addition
shall be subject to all of the terms,  conditions and  affirmative   obligations
contained in this Section:

                  (a) The work shall be performed in a good and workmanlike manner, in conformity with the plans and specification approved by the Landlord in accordance with all laws, rules and regualtions of all governmental entities having jurisdiction and in conformity with all plans, specifications, conditions and other requirments of all such governmental agencies.

                  (b)  Tenant   shall   procure,   prior  to   commencement   of
construction, for the benefit and in the name of the Landlord, a performance bond with regard to the construction of the Addition.

                  (c) The general contractor, prime contractors and independent contractors employed by the Tenant and any subcontractors and materialmen (collectively "Contractors") shall be reasonably acceptable to the Landlord. All such contracts with Contractors shall be reasonably acceptable to the Landlord. Landlord shall be deemed to have consented to any request for Landlord's consent to which Landlord does not specifically object within seven (7) days. All such contracts shall be in the name of the Tenant, and the Landlord shall have no liability with regard thereto; however, all such contracts shall have a provision permitting the assignment by the Tenant to the Landlord. Without limiting the general nature of the foregoing, agreements with contractors shall contain a warranty for a period of at least one (1) year from the date of completion of construction to the extent commercially available.

                  (d) The plans and specifications and all modification thereto for the construction of the Addition must be approved in writing, in advance, by the Landlord, which approval shall not be unreasonably withheld or delayed. Landlord shall be deemed to have consented to any request for Landlord's consent to which Landlord does not specifically object within seven (7) days. To the extent that Tenant's plans and specifications are consistent with the Tenant's proposal for the Addition and entire Demised Premises, as set forth on Exhibits "B" and "C" annexed hereto and made a part hereof, the same shall be deemed approved.

                  (e) No mechanics liens, stop notices, Uniform Commercial Code financing statements, or any other lien or encumbrance may be placed upon the Shopping Center or any part thereof by the Tenant or the Contractors, but the same shall not be deemed a default under this Lease provided Tenant shall discharge or bond the same within thirty (30) days.

                  (f) At all times during the construction, the Lease shall be in good standing.

                  (g) Deleted prior to execution.

                  (h) Tenant shall take out and maintain at its sole cost and expense or cause its Contractors to take out and maintain during the period of construction the following insurance in the following minimum amounts:

                        (1)   Adequate   workmen's   compensation and employers'
liability  insurance for all employees   employed in  connection  with the work.
Employers' insurance shall have limits not less than $100,000.00 per claim.

                        (2)   Owner's   liability   insurance  in the  following
amounts:

                              BODILY INJURY AND PROPERTY DAMAGE
                              $5,000,000/occurance and $5,000,000 aggregate

                        (3)   Contractors'     liability   insurance    covering
bodily injury liability including death, protective, completed operations and building operation and property damage liability in the following amounts:

                              BODILY INJURY AND PROPERTY DAMAGE
                              $5,000,000/occurance and $5,000,000 aggregate

                        (4)   Motor   vehicle  liability   insurance    covering
bodily injury including death, and including non-owned and hired cars in the following amounts:

                              BODILY INJURY AND PROPERTY DAMAGE
                              $5,000,000/occurance and $5,000,000 aggregate

                        (5) Fire and casualty insurance during the course of construction, including special extended coverage, malicious and wind storm damage to the full insurable value of the work regarding the Addition and any damage to the existing Building arising from the work. If any work is sublet, insurance of the same types, where applicable, and limits shall be provided for by the Contractors. Property damage shall be extended to cover damage to underground wires, pipes, ducts, conduites and installations. The policies shall remain in force until all work has been completed, and Certificate of Occupany delivered pursuant to the terms of this Contract and the Architect's Final Certificate delivered. Thereafter, insurance as to the Addition shall be governed by Article 11 of the Lease.

      Each insurance policy shall include the Tenant and Landlord as insured parties and provide that the Landlord shall be given at least ten (10) days' prior notice before any amendment or cancellation of such policy or reduction of coverage thereunder can be effective. All Contractors shall furnish certificates of insurance coverage in the amounts and kinds specified as above, and it will be the responsibility of the Tenant to promptly accumulate such certificates and forward them to the Landlord. Landlord shall have not responsibility for Tenant's acts or omissions or for those of the Contractors.

                  (i) The Tenant shall employ an independent architect reasonably acceptable to Landlord to supervise the progress of construction and conformity of construction to the plans and specifications, on behalf of Tenant, and to issue reports, written or oral to the Tenant and the Landlord regarding same.

                  (j) The Tenant shall be responsible to the Landlord for the acts and omissions of Tenant's employees, Contractors, and their agents and employees, and all other persons performing any of the work and shall indemnify and hold Landlord harmless for its acts and omissions and those of its contractors and such subcontractors.

                  (k) To the fullest  extent  permitted by law, the Tenant shall indemnify and hold harmless the Landlord from and against any and all claims, damages, losses and expenses, including, but not limited to reasonable attorneys' fees, arising out of or resulting form the performance of the work.

                  (l) The Tenant shall take or cause to be taken all necessary precautions for the safety of, and shall provide all reasonable protection to prevent damage, injury or loss to any of the following:

                        (1) All employees on the work and all other persons who may be affected thereby;

                        (2)   All of the work and all   materials  and equipment
to be incorporated therein, whether in storage on or off the site; and

                        (3)   Other property at the  site or adjacent   thereto,
including  the  Building,  common  areas  of   the   Shopping  Center,  existing
utilities, and the like.

                  (m) The Tenant acknowledges that it and its architect, and engineers and consultants solely shall be responsible for determining the feasibility of constructing the Addition, performing connection and integration of the Addition to the Building, determining subsurface conditions, and all other aspects relating to the feasibility of the construction. In the event that Tenant shall determine that it is not feasible to construct the Addition due to subsurface conditions, Tenant may cancel this Lease and the Prior Lease shall remain in full force and effect.

                  (n) To the extent practicable and lawful, Tenant agrees that it shall continue its normal business operations at the Building during the period of construction.

                  (o) At all times during the construction of the Addition, Tenant shall keep clear the Demised Premises, inside and outside, as well as all adjoining sidewalks, walkways and alleyways free of all obstructions and refuse.

      53. PERCENTAGE RENT. In addition to the fixed minimum annual rent, Tenant agrees to pay as additional rent a sum equal to three (3%) percent of the gross sales in excess of the amount hereinafter set forth for each Lease Year (which amounts are hereinafter referred to as the "Overage Amount"). Said sum being herein sometimes referred to as "Percentage Rent" shall be three (3%) percent of gross sales in excess of gross sales of $1,400,000.00 per Lease Year for Lease Years 1-5; $1,522,500 per Lease Year for Lease Years 6-10; $1,651,116 per Lease Year for Lease Years 11-16; $1,786,116 per Lease Year for Lease Years 16-20; $1,927,982 per Lease Year for Lease Years 21-25; and $2,076,865 per Lease Year for Lease Years 26-30.

      On or before the 60th day after the expiration of the first Lease year the term of this Lease, Tenant shall submit to Landlord a statement signed by a Certified Public Accountant showing in reasonable detail, the amount of gross sales for the Demised Premises during the preceding Lease year. If Percentage Rent shall be payable with respect to the preceding Lease year the amount of such Percentage Rent due to Landlord shall be paid over to Landlord at such time as the redemption of said statement. Each Lease Year during the term shall be considered as an independent accounting period for the purposes of computing and determining the amount of Percentage Rent, if any, payable hereunder. The amount of gross sales in any Lease Year shall not be carried over into any other Lease Year. The term "Gross Sales" is the entire amount of actual sales price, whether wholly or part for cash or otherwise, actually received by Tenant from the box office receipts of the movie theatre plus the proceeds actually received by Tenant pursuant to any 4-Wall Deal after deducting any and all sales and excise taxes or any other similar taxes required to be paid to any governmental authority (local, city, county, state, federal or otherwise). Gross Sales, as used herein, shall not include any proceeds received from the sale of food, beverages or other concessions and shall also not include any discounts or promotions to the extent Tenant does not receive monetary compensation therefor.

      Tenant shall and hereby agrees to keep in the Premises during the term hereof, or at a location made known to Landlord by Tenant, for a period of three
(3) consecutive years following the end of each Lease Year a permanent and complete and accurate record of all Gross Sales (as heretofore defined) and all revenue derived form the business conducted in the Premises for such Lease Year. Tenant further agrees to keep and retain and preserve for at least two (2) years after the expiration of such Lease Year all original sales records and sales slips or sales checks or other pertinent original sales records. Accurate and non-resetable cash registers or other modern systems shall be installed or kept or caused to be installed or kept by Tenant within the Demised Premises, which shall show, record and preserve, in complete detail, all items making up Gross Sales as herein above defined. Tenant shall also submit to Landlord on or before the sixtieth (60th) day following the end of the Tenant's fiscal year at Tenant's offices, a complete statement made and certified (based upon the information supplied to the CPA by the Tenant) by a Certified Public Accountant and also certified by a duly authorized officer of Tenant showing accurately, in reasonable detail the amount of Gross Sales made by the Tenant, its sublessees, concessionaires, or licensees, if any, upon and within the Demised Premises during the preceding Lease Year or fractional Lease Year, if any, and shall submit on or before the sixtieth (60th) day following the expiration or termination of the term, a like statement, covering the preceding Lease Year or fractional Lease Year, if any.

      The receipt by Landlord of any statement or any payment of Percentage Rent for any period or failure of Landlord to make any audits for said period shall not bind Landlord as to the correctness of the statement or the payment, nor bar Landlord from collecting at any time thereafter, Percentage Rent due for said period. If any audit by the Landlord or its agents, of Tenant's records reveal a deficit in any payment of Percentage Rent, Tenant shall forthwith pay to Landlord the amount of deficit, and if such deficit exceeds five (5%) percent, Tenant shall also pay interest at the rate of twelve (12%) percent per annum from the date of which said payment should have been made, together with all reasonable costs of such audit. Landlord agrees to keep the results of any such audit confidential and to be bound by the results thereof. It is agreed that nothing contained in this Lease shall be deemed or construed as a creation of a partnership or joint venture between Landlord and Tenant, or between Landlord or any other party, or cause Landlord to be responsible in any way for debts or obligations of Tenant or any other party.

      54. RENEWAL OPTIONS. (a) Tenant shall have the option (hereinafter referred to as the "Renewal Options") to renew this lease for two (2) successive renewal terms of ten (10) years each on the terms and conditions hereinafter contained.

      Tenant shall exercise the applicable renewal option by sending written notice thereof (each of which notices is hereinafter referred to as a "Renewal Notice") to Landlord by certified mail, return receipt requested, on or before the day which shall be twelve (12) months next preceding last day of the original term of this lease or the last day of the first renewal term, as the case may be. If Tenant shall send a Renewal Notice within the time and in the manner hereinbefore provided, this Lease shall be deemed renewed for the applicable renewal term (hereinafter collectively referred to as the "Renewal Terms") upon the terms, covenants and conditions hereinafter contained.

            (b) The Renewal Terms, if any, shall be upon, and subject to, all of the terms, covenants and conditions provided in this Lease for the original term hereof, except that:

                  (i) Any terms, covenants, or conditions hereof that are expressly or by their nature inapplicable to the Renewal Terms or either of them (including, without limitation, Articles 50, 51 and 52 hereof) shall not apply during the Renewal Terms;

                  (ii) The annual fixed rent payable by Tenant during each Renewal Term (hereinafter referred to as the "Renewal Rent"), subject to adjustment as otherwise in this Lease provided, shall be an amount equal to the fair market rental value of the Demised Premises, to be determined as provided in Section 54(c) hereof and to be calculated as of the "Determination Date" (as defined in Section 54(c)) on the basis of a new ten (10) year letting of the Demised Premises;

            (c) In the event that Tenant shall exercise either or both renewal options as provided in Section 54 (a) hereof, the Renewal Rent for each renewal term shall be determined jointly by Landlord and Tenant, and such determination shall be confirmed in a writing (hereinafter referred to as a "Rental Agreement") to be executed by Landlord and Tenant not later than the day (hereinafter referred to as the "Determination Date") which shall be ninety (90) days next preceeding the expiration of the original term of this Lease or the expiration of the first renewal term as the case may be. In the event that Landlord and Tenant shall have failed to join in executing a Rental Agreement on or before the Determination Date because of their failure to agree upon the Renewal Rent then the Renewal Rent shall be determined by arbitration as follows:

                  (i) Landlord and Tenant shall each appoint an arbitrator by written notice given to the other party hereto not later than thirty (30) days after the Determination Date. If either Landlord or Tenant shall have failed to appoint an arbitrator within such period of time and thereafter shall have failed to do so by written notice given within a period of five (5) days after notice by the other party requesting the appointment of such arbitrator, then such arbitrator shall be appointed by the American Arbitration Association or its successor (the branch office of which is located in or closest to the Township of Roxbury, State of New Jersey, upon request of either Landlord or Tenant, as the case may be;

                  (ii) The two (2) arbitrators appointed as above provided shall attempt to reach an agreement as to the Renewal Rent and in the event they are unable to do so within thirty (30) days after their joint appointment, then they shall appoint a third (3rd) arbitrator by written notice given to both Landlord and Tenant, and, if they fail to do so by written notice given within sixty (60) days after their appointment, such third (3rd) arbitrator shall be appointed as above provided for the appointment of an arbitrator in the event either party fails to do so;

                  (iii) All of such arbitrators shall be M.A.I. or S.R.E.A. appraisers having not less than ten (10) years experience in appraising the value of leasehold interests in real estate similar to the Demised Premises;

                  (iv) The three arbitrators, selected as aforesaid, forthwith shall convene and render their decision in accordance with the then applicable rules of the American Arbitration Association or its successor, which decision shall be strictly limited to a determination of the Renewal Rent within twenty
(20) days after the appointment of the third (3rd) arbitrator. The decision of such arbitrators shall be in writing and the vote of the majority of them shall be the decision of all and, insofar as the same is in compliance with the provisions and conditions of this Section 54(c) hereof shall be binding upon Landlord and Tenant. Duplicate original counterparts of such decision shall be sent forthwith by the arbitrators by certified mail, return receipt requested, to both Landlord and Tenant. If, for any reason whatsoever, a written decision of the arbitrators shall not be rendered within twenty (20) days after the appointment of the third (3rd) arbitrator, then, at any time thereafter before such decision shall have been rendered, either party may apply to the Superior Court of the State of New Jersey or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper, to determine the question in dispute consistently with the provisions of this lease. The cost and expense of such arbitration, action, proceeding, or otherwise shall be borne equally by Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement the day and year first above written.

WITNESS                                   LANDLORD:
                                          FIRST ROXBURY COMPANY


/s/ Kathy Hawley                          By: /s/ Salvatore A. Davino
------------------------                      ------------------------
                                              SALVATORE A. DAVINO,
                                              General Partner

WITNESS                                   TENANT:
                                          ROXBURY CINEMA INC.


/s/ Robert Ferman                         By: /s/ John A. Nelson
------------------------                      ------------------------
Robert Ferman                                 Name:  John A. Nelson
Secretary                                     Title:  President

                                 ACKNOWLEDGMENTS

STATE OF NEW JERSEY  )
                     )  ss.:
COUNTY OF ESSEX      )



On this 24th day of May, 1989, before me personally came Salvatore A. Davino, to me known, to be the individual who executed the foregoing instrument; and, who, being duly sworn by me, did depose and say that he resides in 241-A Millburn Ave., Millburn, NJ 07041; that he is a general partner of FIRST ROXBURY COMPANY; the general partnership described in the foregoing instrument and that he executed the same as the general partner of FIRST ROXBURY COMPANY, as the act and deed of said partnership.



                                          /s/ Toni L. Shaw
                                          ------------------------
                                          Notary Public

                                          TONY L. SHAW
                                          NOTARY PUBLIC OF NEW JERSEY
                                          My Commission Expires Dec. 7, 1992





STATE OF NEW YORK    )
                     )  ss.:
COUNTY OF NEW YORK   )



On the 10th day of April, 1989, before me personally came John A. Nelson, to me known, who, being by me duly sworn, did depose and say that he has an address c/o Cinema Ten Theater, Route 10, Succasunna, New Jersey; that he is the
President of ROXBURY CINEMA INC., the corporation described in and which executed the foregoing instrument as Tenant; and that he signed his name thereto by order of the Board of Directors of said Corporation.



                                          /s/ Arthur S. Mantel
                                          ------------------------
                                           Notary Public


                                           ARTHUR S. MANTEL
                                           Notary Public, State of New York
                                           No. 02-2516111
                                           Qualified in New York County
                                           Commission Expires June 30, 1989

                                    EXHIBIT A


                                [GRAPHIC OMITTED]

                                    EXHIBIT B


                                [GRAPHIC OMITTED]

                                    EXHIBIT C


                                [GRAPHIC OMITTED]

                          LEASE MODIFICATION AGREEMENT

      AGREEMENT made this 2nd day of May, 1990 between ROXVILLE ASSOCIATES, a partnership of the State of New Jersey, having an office at 241-A Millburn Avenue, Millburn, New Jersey 07041 (hereinafter referred to as "Landlord") and ROXBURY CINEMA INC. (hereinafter referred to as "Tenant").

WITNESSETH:

      WHEREAS, The Landlord and Tenant hereby acknowledge the execution of a Lease Agreement dated May 24, 1989 for premises located at the Roxbury Mall Shopping Center located on Route 10, in the Township of Roxbury, County of Morris, State of New Jersey (hereinafter called "The Shopping Center") between the Tenant and the prior Landlord, First Roxbury Company (hereinafter called the "Prior Landlord") and

      WHEREAS, on June 26, 1989 the Landlord purchased the Shopping Center from the Prior Landlord; and

      WHEREAS, the parties have agreed upon certain modifications to the Lease to become effective upon the execution hereof, as hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises, the sum of $1.00 to each party, in hand paid, the receipt of which is hereby acknowledged and other good and valuable consideration, including, without limitation, the mutual covenants herein contained, the parties hereby agree as follows:

      Landlord and Tenant acknowledge that changes are required in the Lease Agreement because of the preparation of construction plans showing the correct dimensions of the existing premises and the additional premises. Landlord and Tenant agree the following paragraphs, Article 1, Article 2(b), Article 6 and
Article 7, shall apply with respect to resolution of these issues.

      ARTICLE 1 - The size of the Existing Premises shown as 12,388 square feet is changed to 12,230 square feet and the size of the Additional Premises shown as 11,478 square feet is changed to 12,288 square feet.

      ARTICLE 2(b) - The second sentence from the bottom of Paragraph 2(b) is changed to read: Landlord represents that the Demised Premises are zoned for the operation of a theatre comprising at least 24,518 square feet, provided that Tenant complies with the Site Plan dated July 5, 1989 and the Elevations dated October 19, 1989 by Modular Structures Incorporated (Exhibit A) and the resolution approved March 1, 1988 (The "Resolution") by the Board of Adjustment of the Township of Roxbury for the construction of the Addition.

      ARTICLE 6 - The third and fourth sentences of this article are changed to read: The Shopping Center after the construction of the Addition will contain 61,145 total square feet of leasable space. For the purposes of this Article 6, Tenant's pro rata share shall currently be 40.10% which has been computed by dividing 24,518 the total leasable square foot area of the Leased Premises after completion of the Addition, by, 61,145, the total leasable square foot area o f the Shopping Center after construction of the Addition.

      ARTICLE 7 - The  second  sentence  in this  article  is  changed  to read:
Tenant's proportionate share of Operating Costs for the purposes of this paragraph 7 shall mean 40.10% which has been computed by dividing 24,518, the leasable square foot area of the Leased Premises after the completion of the Addition, by 61,145.

      IN ADDITION, in consideration of the Landlord increasing the amount of the Alteration Fund and waiving his rights under Article 52(b), Landlord and Tenant agree that the following changes are made to Article 4, Article 5(a), Article 51 and Article 52(b):

      ARTICLE 4 - The last two lines of the third paragraph of Article 4 are changed to: (iv) the fixed rent payable for the Short Year shall be at the rate of $186,450.60 per year ($15,537.55 per month).

      ARTICLE 5(a)  -  RENT SCHEDULE:

        Lease Year                  Annually                   Monthly
           1-5                    $186,450.60                $15,537.55
           6-10                    193,800.60                 16,150.05
          11-15                    201,518.10                 16,793.18
          16-20                    209,621.47                 17,468.46
          21-25                    218,130.01                 18,177.50
          26-30                    226,013.98                 18,834.50

      ARTICLE 51  -  ALTERATON FUND
      In connection with the construction of the Addition in conformity with this Agreement, Landlord agrees to disburse to the Tenant the sum of ONE MILLION DOLLARS ($1,000,000.00) as hereinafter provided (the "Alteration Fund").
However, in the event that the actual construction costs, direct or indirect, shall exceed the sum of $1,000,000.00, Landlord's obligation shall only be to disburse the sum of $1,000,000.00 and same shall have satisfied its obligation pursuant to this Agreement. The Landlord's obligation to disburse the Alteration Fund to Tenant shall not be subject to the limitation of liability set forth in
Section 47 hereof.

            (a) The Tenant shall be responsible for the entire cost of construction of the Addition, whether direct or indirect, and irrespective of whether such cost shall exceed the disbursement of $1,000,000.00 to be made by the Landlord.

            (b) Without limiting the generality of the Tenant's obligation as to the construction of the Addition, the Tenant shall be responsible for all labor, materials, equipment, tools, machinery, utilities, transportation, engineering costs, insurance, permits and approvals, and any sales, consumer or use taxes regarding the materials used in the Addition. The work, services, materials and fees to be obtained and performed by Tenant in connection with the Addition are hereinafter collectively referred to as "Tenant's Work".

            (c) The Alteration Fund shall be disbursed by Landlord to Tenant in the following manner and subject to the following conditions:

                  (i) Tenant may submit to Landlord monthly invoices for all work performed, all materials furnished in connection with such work performed and materials installed in the Demised Premises, all as part of the original contract sum of $966,500.00 between Tenant and "Modular Structures, Inc.", (the "Contractor") less any amounts retained by Tenant from Contractor plus any additional amounts expended but in no event more than $1,000,000.00 in total.

                  (ii) On or before the tenth day of each calendar month after the Commencement Date, Tenant may submit to Landlord with respect to portions of Tenant's Work completed for a preceding calendar month for which Landlord has not paid Tenant a "Construction Payment" (as hereinafter defined) (a "Monthly Reimbursement Submission"), a request for payment of the items set forth in subparagraph (i) hereof and, on or before the fifteenth (15th) day after the submission of such Monthly Reimbursement Submission Landlord shall pay to Tenant sixty-eight (68%) percent of the amount of the completed work as defined in subparagraph (i) hereof, reflected in such Monthly Reimbursement Submission (a "Construction Payment"). The retained amounts, the difference between the Alteration Fund and the total of the Construction Payments, shall be paid to Tenant within fifteen (15) days after the submission to
                  Landlord  of  a   certificate   of  occupancy   (temporary  or
                  permanent) for the Addition from the Governmental or quasi-governmental bodies having jurisdiction thereof. In no event will the Landlord be required to pay more than
                  $680,000.00 prior to the obtaining of a certificate of occupancy.

            (d) From and after the date that Landlord shall disburse any portion of the Alteration Fund to Tenant as hereinabove provided, Tenant shall pay monthly installments of interest only to Landlord (the "Interest Payment") on the disbursed portion of the Alteration Fund at the rate of interest actually being charged to Landlord pursuant to the Financing. Such interest payments shall be made by Tenant to Landlord beginning on the first day of the first calendar month immediately succeeding the first Construction Payment by Landlord and shall be payable on the first day of each and every calendar month thereafter until the Rent Commencement Date. From and after the Rent Commencement Date, Tenant shall not be required to make any further Interest Payments to Landlord. The amount of the Interest Payment shall be prorated to reflect any portion of a month and shall be recomputed following every Construction Payment made by Landlord.

            (e) In the event Landlord shall fail to make any Construction Payment as required hereunder, Tenant, at its option, may deduct the same from any Interest Payment, fixed minimum rent or additional rent becoming due under this Lease or the Prior Lease together with interest of the rate of thirteen (13%) percent per year from the date such Construction Payment was due and payable.

            (f) Tenant hereby guarantees completion of Tenant's Work subject to Landlord's funding of the Alteration Fund as aforesaid.

            (g) Deleted in its' entirety.

      ARTICLE 52(b):  Deleted in its's entirety.

In the event of any inconsistency between the Lease and this Modification Agreement, the Modification Agreement shall control.

Except as herein modified, supplemented or amended, all of the terms, covenants and conditions of the Lease shall remain in full force and effect.



IN WITNESS WHEREOF, the parties have executed this Lease Modification Agreement the day and year first written above.

WITNESSED:                                LANDLORD:


/s/ Kathy Hawley                          By: /s/ Salvatore A. Davino
------------------------                      -------------------------
                                              Salvatore A. Davino for
                                              ROXVILLE ASSOCIATES




WITNESSED:                                TENANT:


/s/ Robert Ferman, Sec'y                  By: /s/ John A. Nelson
-------------------------                     -------------------------
                                              ROXBURY CINEMA INC.

12/02/94

                       SECOND LEASE MODIFICATION AGREEMENT


      This Agreement is made this 20th day of December, 1994

BETWEEN:    ROXVILLE ASSOCIATES,
            with   its   principal    place   of
            business   at   641 Shunpike   Road,
            Chatham,   NJ   07928   (hereinafter
            referred to as "Landlord")

AND:        ROXBURY CINEMA INC.,
            with its principal place of business at
            21 Sunset Strip, Succasunna, NJ 07876
            (hereinafter referred to as "Tenant").

      WHEREAS, Landlord and Tenant did enter into a Lease Agreement dated May 24, 1989 with respect to premises comprising part of the shopping center known as Roxbury Mall located on Route 10 in Succasunna, New Jersey (which premises, as heretofore changed or added to, is referred to below as the "Original Premises"), as such Lease Agreement was amended by Lease Modification Agreement dated May 2, 1990 (the original Lease Agreement having been entered into by First Roxbury Company, predecessor in interest to Landlord) (said Lease Agreement as heretofore modified being referred to as the "Lease"); and

      WHEREAS, the parties have agreed to a further modification of the Lease in order for Tenant to lease and to undertake construction upon certain additional premises contiguous to the Original Premises.

      NOW, THEREFORE, for valuable mutual considerations, the parties agree as follows:

      1) LEASE OF PREMISES. Subject to the contingencies set forth hereinbelow, Landlord demises unto Tenant and Tenant leases from Landlord, upon the terms and conditions of the Lease as modified hereby, in addition to the Original Premises, that certain plot of land contiguous to the Original premises as generally depicted on Second Modification Exhibit A attached hereto and made a part hereof ("Additional Premises").

      2) RENT. It is agreed that the fixed minimum annual rent ("Basic Rent") for the Additional Premises shall be Five Dollars ($5.00) per square foot per annum, but shall not exceed Sixty Thousand Dollars ($60,000.00) per annum, regardless of the square footage, payable in equal monthly installments in the same manner as is set forth in the Lease for the monthly payments of rent on account of the Original Premises (it being understood that the said limitation on Basic Rent shall not affect Tenant's responsibility to pay additional rent items based on actual gross leasable square footage). No rent on the Additional Premises shall be due and payable prior to June 1, 1995, at which date, Tenant shall be and become responsible for payment of one-half (1/2) of the Base Rent set forth above, plus all additional rents provided for in the Lease as adjusted to reflect the total aggregate space then comprising the leased Premises (Tenant being obligated to pay for any utilities which it actually uses from and after the time Tenant takes occupancy of the Additional Premises). At the earlier of (i) October 1, 1995 or (ii) the date as of which Tenant opens for business, the full amount of the Basic Rent for the Additional Premises shall commence to be due. Such Basic Rent shall be increased every five (5) years by an amount equal to Fifty Cents ($.50) per square foot (based on the actual gross leasable square footage) at five (5) year intervals during the term and any option or extension terms hereafter in effect, with the first such increase to be effective as of July 1, 2000. The Basic Rent shall be determined specifically on the basis of the actual gross leasable area of the Addition excluding any mezzanine area used solely for a projection booth. The parties shall execute an addendum hereto at such time as the specific rent is determined, in order to document such rent.

      3) MODIFICATION OF PERCENTAGE RENT PROVISION. After the commencement date of the leasing of the Additional Premises, the base amount for determining Tenant's percentage rent shall be and remain at One Million Six Hundred Thousand Dollars ($1,600,000.00).

      4) DEMOLITION OF EXISTING BUILDING. Subject to satisfying the contingencies as set forth hereinbelow, Tenant shall, with due diligence and in compliance with all applicable legal requirements, at its own cost and expense, demolish the existing improvements on the Additional Premises, it being understood that the Additional Premises are being leased in an "as is" condition, with whatever improvements are currently located thereon, without representation or warranty by Landlord of any nature.

      5) CONTINGENCIES. (a) Notwithstanding anything contained in this Second Lease Modification Agreement to the contrary, the continued effectiveness of this Second Lease Modification Agreement is contingent upon Tenant securing all necessary municipal, state and federal permits, approvals and licenses, including but not limited to site plan approval from the Township of Roxbury, for the construction of an addition as set forth below. Tenant shall with due diligence, at its own cost and expense, attempt to obtain, as of April 1, 1995, site plan approval from the Township of Roxbury and any additional governmental approvals as may be required for the construction on the Additional Premises of up to 15,000 square feet of gross leasable area as an addition (the "Addition") to the existing movie theater complex (the "Approvals"). In the event Tenant is unable to secure all of the Approvals on or before April 1, 1995 (which may be extended upon the mutual agreement of both parties) for at least 12,000 square feet of gross leasable area, then this Second Lease Modification Agreement shall, at the option of either party upon notice to the other, terminate and be of no further force or effect, after which there shall be no further liability of one party to the other under this Agreement. In the event that this Second Lease Modification Agreement is terminated as set forth herein, the original Lease Agreement dated May 24, 1989 as modified pursuant to the Lease Modification Agreement dated May 2, 1990 shall still remain in full force and effect.

            (b) Tenant, upon obtaining the Approvals, shall at its own cost and expenses construct the Addition on the Additional Premises, in a good and workmanlike manner and in compliance with all legal requirements, without causing any construction liens to be filed against the Original Premises or Additional Premises (to the extent permitted by law but with Tenant in any event having to cause the discharge of any such liens within thirty (30) days of the filing thereof) and in compliance with any and all requirements of the Lease with respect to construction work, alterations or improvements made by Tenant.

            (c) If notwithstanding Tenant's obtaining of the Approvals, Tenant determines that any environmental condition of the Additional Premises is such as to prevent Tenant from lawfully constructing or using the Addition or is such that the construction or use thereof would, in Tenant's reasonable judgment, expose Tenant to possible liability by reason of the environmental condition of the Additional Premises, then and in any of such events, Tenant may terminate this Agreement upon notice to Landlord given prior to June 1, 1995. Landlord represents that it is not aware of any violations of environmental laws (federal, state or local) affecting the Additional Premises nor aware of any environmental condition affecting the Additional Premises as would cause a termination right as aforesaid. If Tenant shall terminate this Agreement in accordance with this paragraph 5(c), Landlord shall reimburse Tenant for all reasonable costs actually incurred by Tenant in connection with readying the Additional Premises for the intended use thereof, including costs incurred in connection with obtaining of the Approvals and demolishing of the existing building, but not including any costs of actual construction of the Addition (i.e., not including so-called "hard" costs). If Tenant elects not to terminate this Agreement in accordance with this paragraph 5(c), then Landlord shall use reasonable efforts to remediate with due diligence the applicable environmental problem, except that Landlord shall not be required to do so if in the reasonable judgment of Landlord, the cost thereof would exceed $50,000.00, nor shall Landlord in fact be obligated to expend more than $50,000.00 for any environmental remediation (Landlord having the right to terminate this Agreement at any time if and when such costs are reasonably estimated by Landlord to exceed $50,000.00 or in fact are determined to exceed such amount). If Landlord in fact remediates the environmental condition, then the time periods for payment of rents hereunder shall be postponed from the above-stated dates for respective time periods equal to the time of the delay for completion of the remediation.

      6) MAINTENANCE OF THE PREMISES. Tenant shall be and remain fully responsible for all maintenance and repairs with respect to the Additional
Premises, whether structural or nonstructural, interior or exterior, irrespective of the type or nature of maintenance or repair required as set forth in the original Lease. The Addition shall be and remain property of Landlord and shall be surrendered with the Original Premises and Additional Premises at the expiration of the term of the Lease or earlier termination thereof, in good order and condition and in accordance with the requirements of the Lease with respect to surrender of premises. Nothing above is intended to alter or limit Tenant's responsibilities as to maintenance and repairs of the Original Premises pursuant to the terms of the Lease.

      7) OCCUPANCY OF THE PREMISES. Upon satisfaction of all the contingencies set forth in this Agreement, at such time as Tenant takes occupancy of the Additional Premises for any purpose including but not limited to the undertaking of demolition work and/or construction work thereon, Tenant shall become responsible for compliance with all terms, covenants and conditions of the Lease imposed upon Tenant, it being understood that upon the execution hereof the word "Premises" or any other words or phrases used in the Lease which are intended to refer to the entire space being leased by Landlord to Tenant shall refer to the aggregate of the Original Premises and the Additional Premises. Anything hereinabove to the contrary notwithstanding, it is understood that rent, common area maintenance charges, real estate taxes, or any other additional rent on the Additional Premises shall not be due and payable prior to the time period specified herein for commencement of the rental obligation. In no event shall any monies be due to Landlord for the Additional Premises in the event that this Agreement is terminated as a result of Tenant's inability to satisfy the contingencies as set forth herein.

      8) ADDRESSES. Landlord's address for rent payment and notice purposes is 641 Shunpike Road, Chatham, New Jersey 07928. A copy of any notice to Landlord shall be sent to David Mandelbaum, 80 Main Street, West Orange, New Jersey 07052. Tenant's address is Roxbury Cinema, 21 Sunset Strip, Succasunna, New Jersey 07876. A copy of any notice to Tenant shall be sent to Jack E. Wenarsky, 225 Route 10, Succasunna, New Jersey 07876.

      9) RATIFICATION OF EXISTING LEASE. Except as hereby amended, the Lease shall remain in full force and effect.


WITNESS OR ATTEST:                        LANDLORD:  Roxville Associates



/s/ Kathy Hawley                          By: /s/ Salvatore A. Davino
--------------------------                    ----------------------------
                                              Salvatore A. Davino



                                          TENANT:  Roxbury Cinema, Inc.


/s/ Martin Drescher                        By: /s/ John Nelson
--------------------------                     ----------------------------
Martin Drescher                                John Nelson,  President
Assistant Secretary